Exhibit 10.2
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS SUCH INFORMATION AS PRIVATE OR CONFIDENTIAL AND SUCH INFORMATION IS NOT MATERIAL. THE EXCLUDED INFORMATION HAS BEEN NOTED IN THIS EXHIBIT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
    THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (as Amended, this “Agreement”), dated as of April 1, 2025 (the “Effective Date”), is made by and among (a) Blue Owl Capital Inc., a Delaware corporation (“PubCo”); (b) each of the Persons listed on the signature pages attached to this Agreement under the heading “ORC Sellers” (each, an “ORC Seller,” and collectively, the “ORC Sellers”), including (i) Owl Rock Capital Feeder, LLC, a Delaware limited liability company (“ORC Feeder”), (ii) Owl Rock Capital Partners LP, a Delaware limited partnership (“ORCP”), in its capacity as the ORC Principal Representative under this Agreement, and (iii) each of Douglas Ostrover, Marc Lipschultz, Craig Packer and Alan Kirshenbaum (each, an “ORC Principal,” and collectively the “ORC Principals”); and (c) each of the Persons listed on the signature pages attached to this Agreement under the heading “Dyal Sellers” (each, a “Dyal Seller,” and collectively, the “Dyal Sellers”), including (i) Neuberger Berman Group LLC, a Delaware limited liability company (“NB”), (ii) Dyal Capital SLP LP, a Delaware limited partnership (“Dyal SLP”), in its capacity as a Dyal Seller and in its capacity as the initial Dyal Principal Representative (as further defined below) under this Agreement, and (iii) each of Michael Rees, Sean Ward and Andrew Laurino (each, a “Dyal Principal,” and collectively the “Dyal Principals”). Each ORC Seller and each Dyal Seller may be referred to in this Agreement as a “Seller” and collectively as the “Sellers.” Each ORC Principal and each Dyal Principal may be referred to in this Agreement as a “Principal” and collectively as the “Principals.” Each of PubCo and the Sellers may be referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the BCA (as defined below).
RECITALS
WHEREAS, reference is made to the Business Combination Agreement, dated as of December 23, 2020, by and among PubCo, Owl Rock Capital Group LLC, a Delaware limited liability company (“ORC Group”), ORC Feeder, ORCP, and NB (as Amended, the “BCA”), in connection with the business combination (the “Business Combination”) set forth in the BCA;
WHEREAS, in accordance with the BCA, at the Closing, (a) the ORC Sellers collectively directly or indirectly (including by way of merger) contributed (i) the Opal Business to Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings”) and to Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry”), and received in exchange for such contribution cash, certain Blue Owl Holdings Common Units, certain Blue

Owl Carry Common Units and/or certain Common Shares, as applicable, and (b) the Dyal Sellers collectively directly or indirectly (including by way of merger) contributed the Diamond Business to Blue Owl Holdings and Blue Owl Carry and received in exchange for such contribution cash, certain Blue Owl Holdings Common Units, certain Blue Owl Carry Common Units and/or certain Common Shares, as applicable;
WHEREAS, the Seller Earnout Shares and Seller Earnout Units were earned by Sellers upon the satisfaction of the conditions set forth in the BCA and, upon satisfaction of such conditions, converted into, as applicable, Common Shares, Blue Owl Holdings Common Units and Blue Owl Carry Common Units;
WHEREAS, Blue Owl Holdings and Blue Owl Carry have undergone a reorganization pursuant to which all of the Blue Owl Carry Common Units previously outstanding have been cancelled and Blue Owl Carry has become a direct and indirect wholly owned subsidiary of Blue Owl Holdings (the “Reorganization”);
WHEREAS, concurrently with the execution of this Agreement, PubCo, Blue Owl Capital GP LLC, a Delaware limited liability company and wholly owned subsidiary of PubCo (“Blue Owl GP”), the Sellers party thereto, and certain other parties thereto have entered into the Third Amended and Restated Limited Partnership Agreement of Blue Owl Holdings, dated as of the date hereof (as Amended, the “A&R Blue Owl Holdings LP Agreement”);
WHEREAS, holders of Blue Owl Operating Group Units have the right to exchange a number of Blue Owl Operating Group Units and cancel an equal number of Class C Shares or Class D Shares, as applicable, for Class A Shares or Class B Shares, as applicable, in the manner set forth in, and pursuant to the terms and conditions of, the Third Amended and Restated Exchange Agreement, by and among PubCo, the Sellers party thereto and Blue Owl Holdings, dated as of the date hereof (as Amended, the “Exchange Agreement”);
WHEREAS, the Parties and the Founder Holders executed and delivered that certain Investor Rights Agreement, dated as of the Closing Date, and that Amended and Restated Investor Rights Agreement, dated as of August 7, 2023 (as Amended, the “Prior IRA”);
WHEREAS, in connection with the Reorganization, on the Effective Date, the Parties desire to Amend the Prior IRA in the form of this Agreement and thereby restate their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement; and
WHEREAS, certain of the Parties are parties to that certain Investor Rights Agreement, dated as of December 29, 2021, with Marc Zahr (as Amended, the “Zahr IRA”) and nothing in this Agreement is intended to Amend in any respect, the Zahr IRA.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

Article I
DEFINITIONS
Section 1.1Definitions. As used in this Agreement, the following terms shall have the following meanings:
“A&R Blue Owl Holdings LP Agreement” has the meaning set forth in the Recitals.
“Acceptance Notice” has the meaning given to such term in Section 2.3(f)(iii).
“Action” has the meaning given to such term in Section 5.12(a).
“Adverse Disclosure” means any public disclosure of material non-public information, which information PubCo has a bona fide business purpose (including confidentiality obligations) for not making such information public, and which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide business purpose for not making such information public.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. Notwithstanding the foregoing, (i) no Party shall be deemed an Affiliate of PubCo or any of its Subsidiaries for purposes of this Agreement, and (ii) no private fund (or similar vehicle) or business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by any Party or any such Party’s Affiliates or any portfolio companies thereof shall be deemed to be an Affiliate of such Party (it being agreed that this Agreement shall not apply to, or be binding on, any Persons described in this clause (ii)).
“Agreement” has the meaning set forth in the Preamble.
“Allotment” means, as of any time of determination, the aggregate Economic Ownership Percentage of NB and its Permitted Transferees.
“Amended” with respect to any agreement, certificate or other instrument means amended, restated, supplemented, amended and restated, waived or otherwise modified from time to time, directly or indirectly (including, in the case of a certificate of incorporation, bylaws, limited liability company agreement or limited partnership agreement, by way of merger), in accordance with the terms of such agreement, certificate or other instrument. “Amend,” “Amending” and “Amendment” shall have correlative meanings.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.
“BCA” has the meaning set forth in the Recitals.
“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
“Blue Owl Carry” has the meaning set forth in the Recitals.
“Blue Owl Holdings” has the meaning set forth in the Recitals.
“Blue Owl Holdings Common Units” means Common Units (as defined in the A&R Blue Owl Holdings LP Agreement) owned by one or more of the Sellers or any of their Permitted Transferees.
“Blue Owl Operating Group Entities” means, collectively, the Partnership and, if applicable, each Person designated as a “Blue Owl Operating Group Entity” after the Effective Date in accordance with Section 3.2(d) of the Exchange Agreement (including any consents required therein).
“Blue Owl Operating Group Partnership Agreements” means the A&R Blue Owl Holdings LP Agreement and, if applicable, the limited partnership agreement (or similar agreement) of any other Blue Owl Operating Group Entity.
“Blue Owl Operating Group Unit” means one Common Unit and, if applicable, one “Common Unit” of each Blue Owl Operating Group Entity.
“Board” means the board of directors of PubCo.
“Business Combination” has the meaning set forth in the Recitals.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
“Bylaws” means the PubCo Bylaws, as Amended.
“Cause” has the meaning given to such term in Section 2.1(f)(ii) and Section 2.1(f)(iii), as applicable.
“Certificate of Incorporation” means the PubCo Certificate of Incorporation, as Amended.
“Chairman” means the Chairman of PubCo’s board of directors; provided, that if such Chairman is proposed to be a person other than a person that is an employee of PubCo and its Subsidiaries, the “Chairman” shall be one of the Co-CEOs so long as such Co-CEO is a Director. The Chairman shall be the Chairman of the Executive Committee.

“Class A Common Stock” means, the Class A common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.
“Class A Shares” means shares of the Class A Common Stock.
“Class B Common Stock” means, the Class B common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class B common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class B common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class B common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.
“Class B Shares” means shares of the Class B Common Stock.
“Class C Common Stock” means, the Class C common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class C common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class C common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class C common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.
“Class C Shares” means shares of the Class C Common Stock.
“Class D Common Stock” means, the Class D common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class D common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class D common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class D common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.
“Class D Shares” means shares of the Class D Common Stock.
“Closing” means the closing of the Business Combination on the Closing Date.
“Closing Date” means May 19, 2021.
“Co-CEOs” means Douglas Ostrover and Marc Lipschultz, whether or not (for purposes of this Agreement) either or both is then serving as Chief Executive Officer of PubCo or any of its Subsidiaries.
“Common Shares” means shares of Common Stock.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, and the Class D Common Stock.
“Confidential Information” has the meaning set forth in Section 2.5(d).
“Controlled Company Eligible” has the meaning set forth in Section 2.1(b).
“Demanding Holders” has the meaning set forth in Section 3.1(d)(i).
“Director” has the meaning set forth in Section 2.1(a).
“Dyal Director” has the meaning set forth in Section 2.1(a).
“Dyal Principal Representative” means Dyal SLP, or such other Person who is identified as the replacement Dyal Principal Representative by the Dyal Principals giving prior written notice to PubCo. Notwithstanding the foregoing, (x) no Person shall be eligible to be the Dyal Principal Representative if such Person has previously committed Cause and (y) if any Person then-serving as the Dyal Principal Representative commits Cause, such Person shall be automatically removed as the Dyal Principal Representative subject to replacement by the Dyal Principals by written notice to PubCo. For the avoidance of doubt, any replacement or successor Person so identified as the Dyal Principal Representative shall constitute and be deemed a Party to this Agreement for such purpose.
“Dyal Principals” has the meaning set forth in the Preamble.
“Dyal Sellers” has the meaning set forth in the Preamble.
“Dyal SLP” has the meaning set forth in the Preamble.
“Dyal SLP Aggregator” means one or more of the entities by which Registrable Securities (as defined below) are held on behalf of the limited partners of Dyal SLP, including Dyal SLP.
“Dyal SLP Aggregator Subject Members” means the holders of equity interests of any Dyal SLP Aggregator to whom such Dyal SLP Aggregator distributes any Equity Securities of PubCo, and their Permitted Transferees.
“EBITDA” means with respect to any Person, net income of such Person plus to the extent reducing such net income, interest expense, income taxes, depreciation expense and amortization expense, as adjusted for extraordinary or non-recurring items, in each case determined on a consolidated basis. The relevant component parts of EBITDA of PubCo shall be determined from PubCo’s financial statement.
“Economic Ownership Percentage” means, as of any time of determination with respect to any Person, the percentage that the aggregate number of Economic Shares Beneficially Owned by such Person as of such time bears to the fully-diluted aggregate number of Economic Shares then issued and outstanding (assuming for this purpose that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Operating Group Units was consummated).
“Economic Shares” means the Class A Shares and the Class B Shares.
“Effective Date” has the meaning set forth in the Preamble.
“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting. When used in this Agreement with respect to PubCo, “Equity Securities” shall include the Common Stock, any Preferred Stock and Blue Owl Operating Group Units.
“Exchange” has the meaning given to such term in the Exchange Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.
“Exchange Agreement” has the meaning set forth in the Recitals.
“Excluded Matters” has the meaning set forth in Section 2.4(a).
“Excluded Securities” means any Equity Securities issued by PubCo or any of its Subsidiaries: (a) as a result of any stock split or stock dividend of such Equity Securities; (b) by reason of a dividend or distribution on any Equity Securities; (c) upon the exercise, exchange or conversion of any securities (including options and warrants) exchangeable for (including pursuant to an Exchange) or convertible into any Equity Securities; (d) pursuant to a bona fide underwritten public offering for cash; (e) without limiting Section 2.3(a)(ii), in accordance with any employee equity incentive plan or, without limiting Section 2.3(b), constituting carried interest in or capital commitments to any private fund (or similar vehicle) sponsored by PubCo or any of its Subsidiaries; (f) to a third party that is not a Related Party (or, to the extent the portion issuable to Related Parties in connection with any such issuance because of a bona fide economic participation by such Related Party prior to such acquisition does not exceed 10%, to Related Parties and such Related Parties do not control such third party) as consideration in connection with an arm’s length acquisition of assets or Equity Securities; (g) to banks or other financial institutions that are not Related Parties in connection with any arm’s length debt financing transaction; (h) that are Specified Equity; (i) in the case of Equity Securities of a wholly owned Subsidiary of PubCo, to PubCo or another wholly owned Subsidiary of PubCo; (j) Class C Common Stock or Class D Common Stock that were issued to a holder of Seller Earnout Units upon the occurrence of each of the Triggering Events with respect thereto; or (k) restricted units for Class A Shares, and Class A Shares issued in respect thereof, issued in settlement of Opal Special Liabilities.
“Executive Committee” has the meaning set forth in Section 2.4(a).
“Exercise Period” has the meaning set forth in Section 2.3(f)(iii).
“Family Member,” with respect to any Person who is an individual, means;
(a)such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”);
(b)any trust, family partnership or estate- or tax-planning vehicle the sole economic beneficiaries of which are such Person or such Person’s relatives;
(c)the trustee, fiduciary, executor or personal representative of such Person with respect to any entity described in the immediately preceding clause (b); or
(d)any limited partnership, limited liability company, corporation or other entity the governing instruments of which provide that such Person (or such Person’s relatives or executor) shall have the power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Form S-1 Shelf” has the meaning set forth in Section 3.1(a)(i).
“Form S-3 Shelf” has the meaning set forth in Section 3.1(a)(i).
“Founder Holder” means each of the Sponsor and each Sponsor Individual.
“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator or arbitral panel (in each case public or private), or other body or administrative, regulatory, Self-Regulatory Organization or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.
“Holder” means any holder of Registrable Securities (a) who is a Party to, or who succeeds to rights under, this Agreement pursuant to Section 5.1 or (b) was a party to the Prior IRA or succeeded to rights under the Prior IRA in accordance therewith or this Agreement pursuant to Section 5.1.
“Holder Indemnitees” has the meaning set forth in Section 5.12(a).

“Holder Information” has the meaning set forth in Section 3.10(b).
“Indemnified Liabilities” has the meaning set forth in Section 5.12(a).
“Independent Director” has the meaning set forth in Section 2.1(a).
“Issuance Notice” has the meaning set forth in Section 2.3(f)(ii).
“Key Individuals” means Douglas Ostrover, Marc Lipschultz and Michael Rees.
“Law” means any law, act, statute, constitution, treaty, ordinance, code, rule, Order and regulation of a Governmental Entity, including common law.
“Major Holder” means, as of any time of determination, any Holder that either (a) has an Economic Ownership Percentage of five percent or more or (b) has a Voting Power Percentage of five percent or more.
“Maximum Number of Securities” has the meaning set forth in Section 3.1(e)(i).
“Minimum Takedown Threshold” has the meaning set forth in Section 3.1(d)(iv).
“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.
“NB” has the meaning set forth in the recitals.
“NB Aggregator” means one or more entities by which NB holds Registrable Securities on behalf of its partners.
“NB Aggregator Subject Members” means the holders of equity interests of any NB Aggregator to whom such NB Aggregator distributes any Equity Securities of PubCo and their Permitted Transferees.
“NB Director” has the meaning set forth in Section 2.1(a).
“NB First Ownership Threshold” has the meaning set forth in Section 2.1(c).
“NB Retained Percentage” means, as of any time of determination, the percentage that (a) the aggregate number of Class A Shares Beneficially Owned by NB and its Permitted Transferees as of such time (assuming for this purpose that, immediately prior to such determination, an Exchange of all then-outstanding Blue Owl Operating Group Units was consummated) bears to (b) the aggregate number of Class A Shares Beneficially Owned by NB and its Permitted Transferees as of immediately following the Closing (assuming for this purpose that, prior to the determination under this clause (b), in connection with the Closing an Exchange of all then-outstanding Blue Owl Operating Group Units (which for this purpose shall be deemed to include all Seller Earnout Units) was consummated).
“NB Second Ownership Threshold” has the meaning set forth in Section 2.3(b).
“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Shares, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.
“Non-Reserved Carry” means up to 85% of the carried interest or fees in lieu thereof of any fund established or advised by the Blue Owl Operating Group Entities.
“ORC Director” has the meaning set forth in Section 2.1(a).
“ORC Feeder” has the meaning set forth in the Preamble.
“ORC Group” has the meaning set forth in the Recitals.
“ORC Principal Representative” means ORCP, or such other Person who is identified as the replacement ORC Principal Representative by the ORC Principals by prior written notice to PubCo. Notwithstanding the foregoing, (x) no Person shall be eligible to be the ORC Principal Representative if such Person has previously committed Cause and (y) if any Person then-serving as the ORC Principal Representative commits Cause, such Person shall be automatically removed as the ORC Principal Representative subject to replacement by the ORC Principals by written notice to PubCo. For the avoidance of doubt, any replacement or successor Person so identified as the ORC Principal Representative shall constitute and be deemed a Party to this Agreement for such purpose.
“ORC Principals” has the meaning set forth in the Preamble.
“ORC Sellers” has the meaning set forth in the Preamble.
“ORCP” has the meaning set forth in the Preamble.
“Order” means any order, writ, judgment, injunction, decree, ruling or award entered by or with any Governmental Entity.
“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Original RRA” has the meaning set forth in the Recitals.
“Party” and “Parties” shall have the meanings given to such terms in the preamble.  When used herein, “Party” and “Parties” shall also include each Party to the Prior Agreement, whether or not such Person has executed and delivered a counterpart to this Agreement, that is in accordance with the Prior Agreement bound by the Amendments to the Prior Agreement effected by this Agreement.
“Permitted Transfer” means any Transfer that is (a) a transfer of any Common Shares made to a Permitted Transferee of the transferor upon prior written notice to (1) PubCo and (2) (x) if the transferor is an ORC Seller, the Dyal Principal Representative, NB and the Sponsor, (y) if the transferor is a Dyal Seller, the ORC Principal Representative, NB and the Sponsor, or (z) if the transferor is the Sponsor, the ORC Principal Representative, the Dyal Principal Representative and NB, (b) a transfer of shares of Common Shares to PubCo in accordance with Section 5.1(b) of the Certificate of Incorporation, (c) pursuant to a Registration Statement in accordance with Article III hereof, or (d) made pursuant to any liquidation, merger, stock exchange or other similar transaction subsequent to the Business Combination which results in all of PubCo’s stockholders exchanging or having the right to exchange their Common Shares for cash, securities or other property.
“Permitted Transferee” means (a) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, or (iv) if such Person is a natural person, (A) by virtue of laws of descent and distribution upon death of such individual or (B) in accordance with a qualified domestic relations order, and (b) with respect to any Qualified Stockholder, (i) the Persons referred to in clause (a) with respect to such Qualified Stockholder and (ii) any Qualified Transferee of such Qualified Stockholder. Notwithstanding anything to the contrary herein, (x) Permitted Transferees of NB or any NB Aggregator shall be deemed to include NB Aggregator Subject Members and their Permitted Transferees, and (y) Permitted Transferees of Dyal SLP and Dyal SLP Aggregator shall be deemed to include Dyal SLP Aggregator Subject Members and their Permitted Transferees.
“Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.
“Piggyback Registration” has the meaning set forth in Section 3.2(a)(i).
“Preemptive Securities” means any Equity Securities issued by PubCo or any of its Subsidiaries that are not Excluded Securities.
“Preferred Shares” means any shares of Preferred Stock.
“Preferred Stock” means any series of Preferred Stock of PubCo designated in accordance with Section 4.2(a) of the Certificate of Incorporation.

“Principals” has the meaning set forth in the Preamble.
“Principals Agreement” means that certain Principals Agreement, dated as of August 7, 2023, by and among PubCo, each of the Principals and Zahr, as Amended.
“Prior IRA” has the meaning set forth in the Recitals.
“Proceeding” means any action (by any private right of action of any Person or by or before any Governmental Entity), suit, litigation, claim, charge, complaint, audit, investigation, inquiry, arbitration, mediation, administrative or other proceeding (including any administrative, criminal, arbitration, or mediation proceeding) by or before any Governmental Entity.
“Promote Distributions” means any direct or indirect distributions, payments, allocations or accruals in respect of any carried interest, incentive fees, promoted interest, performance fee or similar rights of participation or profit-sharing (net of any applicable expenses, deductions or withholdings borne pro rata by all recipients of such Promote Distributions, as determined by PubCo and its applicable subsidiaries) with respect to the earnings, increases in net asset value, profits or gains generated in respect of (i) any PubCo Funds or their respective Subsidiaries or (ii) to the extent not constituting management, advisory, closing fees, investment banking fees, placement fees, commitment fees, breakup fees, litigation proceeds from transactions not consummated, monitoring fees, consulting fees, directors’ fees or similar fees to any of the foregoing or proceeds in respect of capital invested by and on behalf of Persons other than PubCo or its Subsidiaries, any other existing and future advisory clients of PubCo and its Subsidiaries, whether private credit strategies, technology strategy and business development companies and excluding, for these purposes, performance-based fees on business development companies (i.e., Part I/A).
“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all exhibits to and materials incorporated by reference in such prospectus.
“PubCo” has the meaning set forth in the Preamble.
“PubCo Funds” means any investment fund, limited partnership, limited liability company, corporation or other similar collective vehicle, separately managed account, fund-of-one, co-investment vehicle, acquisition vehicle (including special purpose acquisition vehicles) or similar contractual arrangement, whether in existence as of the date hereof or hereafter, in each case for which PubCo or any of its Subsidiaries, acts, directly or indirectly, as general partner, manager, managing member, or in a similar capacity.
“Qualified Stockholder” has the meaning given to such term in the Certificate of Incorporation.
“Qualified Transferee” has the meaning given to such term in the Certificate of Incorporation.

“Rees Employment Agreement” means that certain Amended and Restated Employment Agreement, dated as of August 7, 2023, 2023, by and between PubCo and Michael Rees, as Amended.
“Registrable Securities” means at any time (a) any Economic Shares (including Economic Shares issuable upon an Exchange in accordance with the Exchange Agreement), (b) any Warrants or any Economic Shares issued or issuable upon the exercise thereof, and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Closing Date. Notwithstanding the foregoing, any Equity Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or (D) (i) for purposes of Article III of this Agreement, the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent of the Economic Shares that are outstanding at such time and (ii) such Economic Shares are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to be provided by counsel to PubCo to such effect, addressed, delivered and acceptable to PubCo’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such Economic Shares) is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of PubCo except with respect to any control determined to be established under this Agreement), as reasonably determined by PubCo, upon the advice of counsel to PubCo. For purposes hereof, other than with respect to options and other equity compensation awards, a Person shall be deemed a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exchange or otherwise), whether or not such acquisition has actually been effected and whether or not presently exercisable. For the avoidance of doubt, holders of Blue Owl Operating Group Units shall be deemed holders of Registrable Securities.
“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement being declared effective by the SEC.
“Registration Expenses” means the following expenses of a Registration pursuant to the terms of this Agreement (without duplication): (a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA); (b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (c) all printing, messenger, telephone and delivery expenses; (d) all fees and disbursements of counsel for PubCo; (e) all fees and disbursements of all independent registered public accountants of PubCo incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance; (f) reasonable out-of-pocket fees and expenses of one (1) legal counsel selected by the majority of the Voting Power Percentages of the Holders participating in such Registration, and one (1) legal counsel selected by NB to the extent participating in such Registration; (g) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Special Holders); and (h) any other fees and disbursements customarily paid by the issuers of securities.
“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Related Party” means PubCo or any of its Subsidiaries, any Principal, any Major Holder or any Affiliate or Permitted Transferee of the foregoing.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.
“Requesting Holder” means any Special Holder requesting piggyback rights pursuant to Section 3.2 with respect to an Underwritten Shelf Takedown.
“Restricted Transfer” means any Transfer other than a Permitted Transfer.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.
“Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Securities Exchange Act, any “self-regulatory organization” as such term is defined in CFTC Rule 1.3, and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing organization.
“Sellers” has the meaning set forth in the Preamble.
“Shelf” has the meaning set forth in Section 3.1(a)(i).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.
“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“Side Letter Supplement” means that certain letter agreement, dated as of April 10, 2022, by and among each of the Parties (other than NB and, for the avoidance of doubt, any Founder Holder), as Amended.
“Special Holder” means each of NB (acting on behalf of itself or on behalf of any NB Aggregator and any NB Aggregator Subject Members), the ORC Principals, the Dyal Principals, Dyal SLP and any other Dyal SLP Aggregator (acting on behalf of itself or on behalf of any Dyal SLP Aggregator Subject Members).
“Special Majority Board Approval” means approval of a majority of the Board at a meeting at which a quorum is present or by written consent and (i) only in the case of clauses (f), (i) and (j) of Section 2.2, the consent or approval of each of the Key Individuals then-serving as a Director and (ii) other than the clauses of Section 2.2 specified in clause (i) of this definition, the consent or approval of each of the Co-CEOs then serving as a Director.
“Specified Equity” means any Equity Securities or contractual rights (including revenue and profit shares or participations) granted or issued by (i) any Subsidiary of PubCo, (ii) any PubCo Fund or (iii) any Subsidiary of Opal Employee Carry or Blue Opal Carry Sub (or, in each case, any successors thereto) to or for the benefit of any Person (other than, directly or indirectly, to a Key Individual or his Affiliates or (solely in the case of the immediately following clauses (a) and (c)) any employee, manager or officer of PubCo or any of its Subsidiaries or his or her Affiliates) (a) as a rebate or incentive to a third party investor that is not a Related Party making a capital commitment in any fund, business development company or account sponsored or managed by PubCo or any of its Subsidiaries, including a seed or foundation investor, (b) to new hires or reassigned employees who are primarily dedicated to a new business line not previously engaged in by PubCo or its Subsidiaries (and, with respect to any reassigned employees, for which a replacement hire is made for such Person’s former position within a reasonable period of time) (it being agreed that for the purposes of this clause (b), Specified Equity may not include Equity Securities or contractual rights issued or granted by a Blue Owl Operating Group Entity, and shall be limited to Equity Securities or contractual rights issued or granted by the Subsidiary or Subsidiaries of a Blue Owl Operating Group Entity engaging in the applicable new business line), or (c) to a third party that is not a Related Party in connection with a bona fide arm’s length joint venture or bona fide arm’s length arrangement with a third party service provider.
“Sponsor” means Altimar Sponsor, LLC, a Delaware limited liability company.
“Sponsor Individual” means each of Tom Wasserman, Vijay Sondhi, Roma Khanna, Rick Jelinek, Michael Vorhaus, Michael Rubenstein, Kevin Beebe, John Kim and Payne Brown.

“Subject Investment” has the meaning set forth in Section 2.3(a)(v).
“Subject Issuance” has the meaning set forth in Section 2.3(f)(ii).
“Subject Target” has the meaning set forth in Section 2.3(e).
“Subsequent Shelf Registration Statement” has the meaning set forth in Section 3.1(b)(i).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) Beneficially Owns, either directly or indirectly, at least 50% of (i) the total combined economic equity interests of such entity or (ii) the total combined voting power of all classes of voting securities of such entity (including by such Person’s direct or indirect control of the general partner, manager, managing member or similar governing body of such entity, as applicable); or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors, board of managers or similar governing body of such entity, or otherwise control such entity. Notwithstanding the foregoing, for purposes of this Agreement, “Subsidiary” shall not include any private fund (or similar vehicle) or a business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by such first Person or any portfolio companies thereof. The Parties acknowledge and agree that, as of the Closing and as of the date of this Agreement, Blue Owl Holdings, Blue Owl Carry and their respective Subsidiaries are or were, as applicable, Subsidiaries of PubCo.
“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
“Triggering Event” has the meaning given to such term in the Certificate of Incorporation.
“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.
“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.
“Underwritten Shelf Takedown” has the meaning set forth in Section 3.1(d)(i).

“Vote Required Securities” means any Preemptive Securities that would require a vote of all or any of the holders of Common Shares or Preferred Shares in order to be issued by PubCo or any Subsidiary.
“Voting Power Percentage” means, as of any time of determination with respect to any Person, the percentage that the voting power of the Equity Securities of PubCo Beneficially Owned by such Person bears as of such time to the voting power of all of the fully-diluted issued and outstanding Equity Securities of PubCo as of such time. Notwithstanding the foregoing, the “Voting Power Percentage” of any Person with respect to any specific matter to be approved by the owners of Equity Securities of PubCo shall be determined solely in reference to the Equity Securities entitled to vote on the matter in question.
“Warrants” means the “Existing Buyer Public Warrants” as defined in the BCA.
“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.
“Withdrawal Notice” has the meaning set forth in Section 3.1(f).
“Zahr IRA” has the meaning set forth in the Recitals.
Section 1.2Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:
(a)the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction;
(b)references in this Agreement to any Law shall be deemed also to refer to such Law as Amended and all rules and regulations promulgated thereunder;
(c)whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be immediately followed by the words “without limitation;”
(d)the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;
(e)pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;
(f)the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction; and
(g)the phrase “to the extent” shall be construed to mean “the degree by which.”
Article II
GOVERNANCE
Section 2.1Board of Directors.

(a)Initial Composition of the Board. PubCo and each of the Sellers and the Sponsor (severally, and not jointly) took all Necessary Action to cause the Board to be comprised at Closing of nine directors (each, a “Director”), (v) three of whom were nominated by the ORC Principal Representative (each, an “ORC Director”), initially Douglas Ostrover, Marc Lipschultz and Craig W. Packer, (w) two of whom were nominated by the Dyal Principal Representative (each, a “Dyal Director”), initially Michael Rees and Sean Ward, (x) one of whom was nominated by NB, initially Andrew S. Komaroff, (the “NB Director”), and (y) three of whom met the independence requirements of the New York Stock Exchange (each, an “Independent Director”), namely Stacy Polley, Dana Weeks, and Claudia Holz. Such foregoing Directors were divided into three classes of Directors, with each class serving for staggered three year-terms as follows:
(i)the “Class I Directors” included: one ORC Director (initially Craig Packer), one Dyal Director (initially Sean Ward) and one Independent Director (initially Dana Weeks);
(ii)the “Class II Directors” included: one ORC Director (initially Marc Lipschultz), one Dyal Director (initially Michael Rees) and one Independent Director (initially Claudia Holtz); and
(iii)the “Class III Directors” included: one ORC Director (initially Douglas Ostrover), one NB Director (initially Andrew S. Komaroff) and one Independent Director (initially Stacy Polley).
In accordance with the Zahr IRA, Marc Zahr became a Class III Director as of December 29, 2021.
The initial term of the Class I Directors expired immediately following PubCo’s 2022 annual meeting of stockholders at which Directors are elected. The initial term of the Class II Directors expired immediately following PubCo’s 2023 annual meeting of stockholders at which Directors are elected. The initial term of the Class III Directors shall expire immediately following PubCo’s 2024 annual meeting of stockholders at which Directors are elected.
As of the Effective Date, the total number of Directors is 10 and from and after the Effective Date, the total number of Directors and rights to designate individuals for nomination shall be determined in accordance with the Organizational Documents and this Agreement.
(b)Composition of the Board.
(i)For so long as (A) the Principals and their Permitted Transferees, either individually or as a group (as such term is construed in accordance with the Exchange Act), have a Voting Power Percentage in respect of the Equity Securities of PubCo entitled to vote in the election of Directors of greater than 50% and (B) PubCo qualifies as a controlled company under applicable rules of the securities exchange on which PubCo’s Equity Securities are listed (clause (A) together with clause (B), “Controlled Company Eligible”), subject to Section 2.1(b)(ii), PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected, (x) at any annual meeting following which the term of the Class I Directors is expiring, not less than one individual designated by the ORC Principal Representative and not less than one individual designated by the Dyal Principal Representative, (y) at any annual meeting following which the term of the Class II Directors is expiring, not less than one individual designated by the ORC Principal Representative and not less than one individual designated by the Dyal Principal Representative, and (z) at any annual meeting following which the term of the Class III Directors is expiring, not less than one individual designated by the ORC Principal Representative.
(ii)If, for any reason, the ORC Principal Representative is not entitled to designate such number of Directors as determined in accordance with Section 2.1(b), the Dyal Principal Representative is not entitled to designate such number of Directors as determined in accordance with Section 2.1(b), or PubCo is not entitled to nominate such number of Directors so designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable, in each case without violating the applicable rules of the securities exchange on which PubCo’s Equity Securities are listed, the number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative shall be determined as follows:
(A)For as long as PubCo remains Controlled Company Eligible, the total number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal Representative (taken together) and nominated by PubCo shall be the maximum number as may be so designated and nominated by PubCo without causing such violation. To the extent that the total number of Directors determined in accordance with the prior sentence is less than five, (x) such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the voting power of the Equity Securities of PubCo entitled to vote in the election of Directors Beneficially Owned by the ORC Principals (and their Permitted Transferees) and the Dyal Principals (and their Permitted Transferees), respectively, with any ties or rounding being determined in favor of the ORC Principal Representative, (y) the ORC Principal Representative and the Dyal Principal Representatives shall take all Necessary Action to cause the appropriate number of ORC Directors or Dyal Directors, as applicable in order to apportion the total number and respective numbers between the ORC Principal Representative and the Dyal Principal Representative determined in accordance with the preceding sentence, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director), and (z) the ORC Principal Representative and the Dyal Principal Representative shall designate such individuals for nomination to serve as Directors (and PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at the next annual meeting of stockholders) as may be necessary to comply with the foregoing clause (x).
(B)From and after such time as PubCo is no longer Controlled Company Eligible, the total number of Directors that may be designated by the ORC Principal Representative and the Dyal Principal

Representative (taken together) and nominated by PubCo shall be a number of individuals that, if elected, will result in the such designated Directors representing as nearly as possible (with the number of designated Directors under this Section 2.1(b)(ii)(B) being rounded up to the nearest whole number) the same proportion of the total members of the Board as the Voting Power Percentage of the Principals and their Permitted Transferees with respect to the election of Directors. If this applies, such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the relative Voting Power Percentages, with any ties or rounding being determined in favor of the ORC Principal Representative, (x) such total number shall be apportioned between the ORC Principal Representative and the Dyal Principal Representative proportionately in respect of the voting power of the Equity Securities of PubCo entitled to vote in the election of Directors Beneficially Owned by the ORC Principals (and their Permitted Transferees) and the Dyal Principals (and their Permitted Transferees), respectively, with any ties or rounding being determined in favor of the ORC Principal Representative, (y) the ORC Principal Representative and the Dyal Principal Representatives shall take all Necessary Action to cause the appropriate number of ORC Directors or Dyal Directors, as applicable in order to apportion the total number and respective numbers between the ORC Principal Representative and the Dyal Principal Representative determined in accordance with the preceding sentence, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director), and (z) the ORC Principal Representative and the Dyal Principal Representative shall designate such individuals for nomination to serve as Directors (and PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at the next annual meeting of stockholders) as may be necessary to comply with the foregoing clause (x).
(iii)All obligations under this Section 2.1(b) are in addition to, and not in lieu of or Amendment of, any obligation of any party under the Zahr IRA.
(c)NB Representation. Until the earlier of (i) two (2) years following the first date upon which the NB First Ownership Threshold is no longer satisfied and (ii) the first date upon which the NB Second Ownership Threshold is no longer satisfied, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Class III Directors are to be elected one individual designated by NB. Each of the Dyal Principals and the ORC Principals agrees severally, and not jointly, solely with PubCo, that he shall and shall cause his Permitted Transferees to take all Necessary Action, including casting all votes to which such stockholder is entitled in respect of its shares of Common Stock or otherwise, whether at any annual or special meeting, by written consent or otherwise, so as to ensure that such individual designated by NB is elected to the Board as promptly as practicable. At any time during which NB is entitled to designate an individual for nomination to the Board in accordance with this Section 2.1(c), by written notice to PubCo, in lieu of such Board designee, NB may elect to appoint a non-voting observer to the Board, in which case the Parties will use commercially reasonable efforts to enter into an amendment to this Agreement or separate agreement setting forth the rights and obligations of NB and PubCo in respect of such observer, which shall be on customary terms and conditions (and shall include the right of such observer to receive non-privileged information regarding PubCo and its Affiliates, subject to confidentiality and non-use obligations, that would otherwise be available to a Board designee of NB pursuant to the terms of this Agreement). For purposes of this Agreement, the “NB First Ownership Threshold” will be satisfied if, as of any time of determination, both (x) the Allotment is 10% or more and (y) the NB Retained Percentage is at least 50%.
(d)Independent Director Nominees. For so long as PubCo is Controlled Company Eligible, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected such number of nominees selected by the Co-CEOs to fill seats then open for election after giving effect to the nomination rights of the other parties hereto such that after giving effect thereto there are then serving on the Board three (or such greater number of) individuals designated by the Co-CEOs, each of which such individuals must meet the independence requirements of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed.
(e)Decrease in Directors. Upon any decrease in the number of Directors that the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, is entitled to designate for nomination to the Board under Section 2.1(b) or Section 2.1(c), as applicable, the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, shall take all Necessary Action to cause the appropriate number of ORC Directors, Dyal Directors or the NB Director, as applicable, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders (which resignation, for the avoidance of doubt, may be made effective as of the last day of the term of such Director). Notwithstanding the foregoing, the Nominating and Corporate Governance Committee, if established, may, in its sole discretion, recommend for nomination any Director that has tendered his or her resignation in accordance with this Section 2.1(e).
(f)Removal; Vacancies.
(i)Each of the ORC Principal Representative, the Dyal Principal Representative or NB, as applicable, shall have the exclusive right to (a) subject to Section 2.1(f)(ii) and Section 2.1(f)(iii), request the removal of their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (b) subject to Section 2.1(e), designate Directors for election to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to cause any such vacancies created pursuant to clause (a) or (b) above to be filled by replacement Directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or any committee on which such nominee served).
(ii)Notwithstanding Section 2.1(f)(i), any Director may be removed from the Board (and PubCo shall take all Necessary Action to cause the removal of any such Director) for Cause by majority vote of the other Directors. With respect to removal of a Director, “Cause” means (1) such Person’s indictment, pleading of nolo contendere or conviction by a final, non-appealable court order of a felony or a crime involving embezzlement or conversion of property, (2) such Person’s habitual drunkenness or substance abuse which materially interferes with such Person’s ability to discharge his or her duties, responsibilities and obligations under any agreement between such Person and PubCo or any of its Subsidiaries, (3) the material breach by such Person of any agreement between such Person and PubCo or any of its Subsidiaries or any written policy of PubCo and its Subsidiaries applicable to its Directors or senior employees that results in material harm to PubCo and its Subsidiaries or (4) commission of fraud, embezzlement or misappropriation of funds against PubCo or any of its Subsidiaries. In the case of clauses (2) and (3) above, in order for “Cause” to apply, the applicable Director must be given written notice from the Board of the matter giving rise to “Cause” and fail to cure such matter (to the extent capable of cure) within 30 days following such written notice.
(iii)In the context of employment with PubCo and its Subsidiaries, “Cause” means (A) with respect to any Key Individual, as required by a final, non-appealable court order, the conviction of (or plea of no contest to) any felony by such Key Individual and (B) with respect to any Principal that is not a Key Individual following a determination by the Co-CEOs or, in the case of such a Principal that is a Dyal Principal, the determination by each of the Co-CEOs and Michael Rees, that such Principal’s conduct reaches the level of “Cause” in any employment agreement or restrictive covenant agreement between such Principal and PubCo or any of its Subsidiaries, or if no such agreement exists, (1) such Person’s indictment, pleading of nolo contendere or conviction by a final, non-appealable court order of a felony or a crime involving embezzlement or conversion of property, (2) such Person’s habitual drunkenness or substance abuse which materially interferes with such Person’s ability to discharge his or her duties, responsibilities and obligations under any agreement between such Person and PubCo or any of its Subsidiaries, (3) the material breach by such Person of any agreement between such Person and PubCo or any of its Subsidiaries or any written policy of PubCo and its Subsidiaries applicable to its senior employees that results in material harm to PubCo and its Subsidiaries or (4) commission of fraud, embezzlement or misappropriation of funds against PubCo or any of its Subsidiaries. In the case of clauses (2) and (3) above, in order for “Cause” to apply, the applicable Principal must be given written notice from the Board of the matter giving rise to “Cause” and fail to cure such matter (to the extent capable of cure) within 30 days following such written notice.
(iv)Notwithstanding anything to the contrary contained in this Section 2.1(f), no Party shall have the right to designate a replacement Director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of Directors nominated or designated by such Party in excess of the number of Directors that such Party is then entitled to nominate for membership on the Board pursuant to this Agreement.
(v)Vacancies created by an increase in the size of the Board, any nominations or appointments for any such vacancy, and any nomination rights with respect to a vacancy for which there is no replacement designation rights shall, in each case, be determined in accordance with the Organizational Documents.
(g)Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain a committee of the Board for Audit, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange rules, and subject to requisite independence requirements applicable to such committee (determined giving effect Section 2.1(i)), (i) for so long as PubCo is Controlled Company Eligible, (A) the ORC Principal Representative and the Dyal Principal Representative, collectively, shall have the right, and PubCo shall take all Necessary Action, to have a majority of the members of each such committee consist of Directors designated by the ORC Principal Representative and the Dyal Principal Representative and (B) each of the ORC Principal Representative and the Dyal Principal Representative shall have the right, and PubCo shall take all Necessary Action, to have at least one member of each such committee be a Director designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable, and (ii) at any time when PubCo is not Controlled Company Eligible, each of the ORC Principal Representative and the Dyal Principal Representative shall have the right, and PubCo shall take all Necessary Action, to have at least one member of each such committee be a Director designated by the ORC Principal Representative or the Dyal Principal Representative, as applicable (to the extent the foregoing have the right as of any time of determination to designate any Directors).
(h)Independent Directors. From and after the Effective Date, PubCo shall take all Necessary Action to ensure that the Board consists of the requisite number of Directors meeting the independence requirements of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed.
(i)Controlled Company Exception. At all times in which PubCo is Controlled Company Eligible, except to the extent otherwise agreed in writing by the Co-CEOs, PubCo shall take all Necessary Action to avail itself of all “controlled company” exemptions to the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed and shall comply with all requirements under Law (including Item 407(a) of Regulation S-K) and all disclosure requirements to take such actions. Among other things, except to the extent otherwise agreed in writing by the Co-CEOs, for so long as PubCo is Controlled Company Eligible, PubCo shall take all Necessary Action to exempt itself from each of (i) any requirement that a majority of the Board consist of independent Directors; (ii) any requirement that the Nominating and Governance Committee be composed entirely of independent Directors or have a written charter addressing the committee’s purpose and responsibilities; (iii) any requirement that the Compensation Committee be composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities; (iv) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (v) each other requirement that a “controlled company” is eligible to be exempted from under the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed.
(j)Reimbursement of Expenses. PubCo shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses. In addition, the Independent Directors shall be eligible for customary compensation for their service as a Director and on any committees of the Board as established from time to time by the Compensation Committee of the Board.
(k)Indemnification. For so long as any ORC Director, any Dyal Director or any NB Director serves as a Director, (i) PubCo shall provide such Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other Directors and (ii) PubCo shall not Amend or repeal any right to indemnification or exculpation covering or benefiting any such Director as and to the extent consistent with applicable Law, Article IX of the Certificate of Incorporation,

Article V of the Bylaws and any indemnification agreements with Directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such Amendment permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).
(l)D&O Insurance. PubCo shall (i) purchase Directors’ and officers’ liability insurance in an amount and with terms and conditions determined by the Board to be reasonable and customary and (ii) for so long as any ORC Director, any Dyal Director or any NB Director serves as a Director, maintain such Directors’ and officers’ liability insurance coverage with respect to such Director (subject to the limitations of such coverage). Upon the removal or resignation of any ORC Director, any Dyal Director or any NB Director for any reason, PubCo shall take all actions reasonably necessary to continue to maintain such Directors’ and officers’ liability insurance coverage with respect to such Director for a period of not less than six years from any such event in respect of any act or omission of such Director occurring at or prior to such event.
Section 2.2Certain Board Approvals. Without Special Majority Board Approval, PubCo agrees that it shall not, and shall cause each of its Subsidiaries not to:
(a)amend the Organizational Documents;
(b)issue any Vote Required Securities or any other Equity Securities that would require the approval of the stockholders of PubCo under applicable rules of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed;
(c)create any new employee equity incentive plan or Amend any existing employee equity incentive plan, including by increasing the number of Equity Securities available for issuance under any such employee equity incentive plan (for the avoidance of doubt, this Section 2.2(c) shall not prohibit or otherwise limit PubCo or its applicable Subsidiary’s ability to issue Specified Equity or issue Non-Reserved Carry);
(d)make any dividends or other similar distributions in respect of Equity Securities in each case, other than (i) as solely between PubCo and a Subsidiary of PubCo or solely between Subsidiaries of PubCo, (ii) as required by or in accordance with (to the extent any dividend or other distribution is contemplated by) any definitive agreement to which PubCo or any of its Subsidiaries is party that was entered into prior to the date hereof, any arms’ length agreement with a third party that is not a Related Party or as approved by the Board (including tax distributions and other distributions in accordance with the Blue Owl Operating Group Partnership Agreements), (iii) in accordance with a dividend or distribution policy previously approved by the Board, or (iv) in the case of dividends or distributions from any Blue Owl Operating Group Entity on a pro rata basis, or in the case of Subsidiaries of any Blue Owl Operating Group Entity, to the extent any Blue Owl Operating Group Entity (or a Subsidiary of any of them) receives no less than its pro rata share;
(e)repurchase Equity Securities of PubCo, Blue Owl GP or (other than in connection with an Exchange) the Blue Owl Operating Group Entities;
(f)effect any acquisition or investment in assets or Equity Securities for aggregate consideration representing more than 5% of the equity market capitalization of PubCo (assuming all Blue Owl Operating Group Units were Exchanged), determined as of the execution of the definitive agreement with respect thereto;

(g)[intentionally omitted];
(h)incur or guarantee any indebtedness for borrowed money that would result at the time of incurrence or guarantee in the aggregate indebtedness for borrowed money of PubCo and its Subsidiaries on a consolidated basis exceeding four times the trailing 12-month EBITDA as of immediately preceding the calendar quarter-end for which financial statements have been finalized;
(i)effect any sale of assets of PubCo or any of its Subsidiaries (including Equity Securities in any such Subsidiary) with a value in excess of 5% of the equity market capitalization of PubCo (assuming all Blue Owl Operating Group Units were Exchanged), determined as of the execution of the definitive agreement with respect thereto; or
(j)effect (i) any merger or consolidation of, or other business combination involving, PubCo or any of its Subsidiaries, as a result of which the Principals would no longer collectively control 50% or more of voting power of the Equity Securities of the surviving or consolidated Person or (ii) any sale of all or substantially all of the assets of PubCo and its Subsidiaries (on a consolidated basis).
For the avoidance of doubt, the approval or non-approval of any matter by the Board or by a Special Majority Board Approval shall in no way supersede or otherwise affect the approval rights of (x) NB under Section 2.3 or (y) Michael Rees or any Co-CEO under Section 2.7.
Section 2.3Certain Matters Relating to NB.
(a)Until the first date upon which the NB First Ownership Threshold is no longer satisfied, without the prior written consent of NB, PubCo shall not, and shall cause each of its Subsidiaries not to:
(i)Amend the Organizational Documents or the Blue Owl Operating Group Partnership Agreements, or organizational documents of any non-fund Subsidiary thereof, in a manner that would have a disproportionate and adverse impact on NB in its capacity as a holder of any Equity Securities in PubCo or Blue Owl Operating Group Entities relative to the other holders of Common Stock or partnership interests of the Blue Owl Operating Group Entities (or such Equity Securities of such non-fund Subsidiary);
(ii)create any new employee equity incentive plan or Amend any existing employee equity incentive plan, including by increasing the number of Equity Securities available for issuance under any such employee equity incentive plan, or issue Equity Securities under any such employee equity incentive plan in excess of (a) 20,000,000 for calendar year 2024, (b) 22,500,000 for calendar year 2025, (c) 25,000,000 for calendar year 2026 and (d) amounts that are agreed to in writing by NB for all subsequent calendar years through the expiration or termination of such employee equity incentive plan in accordance with its terms (for the avoidance of doubt, this Section 2.3(a)(ii) shall not prohibit or otherwise limit PubCo or its applicable Subsidiary’s ability to issue Specified Equity or issue Non-Reserved Carry);
(iii)make any dividends or other similar distributions in respect of Equity Securities in each case, other than (i) as solely between PubCo and a Subsidiary of PubCo or solely between Subsidiaries of PubCo, (ii) as required by or in accordance with (to the extent any dividend or other distribution is contemplated by) any definitive agreement to which PubCo or any of its Subsidiaries is party that was entered into prior to the date hereof, any arms’ length agreement with a third party that is not a Related Party or as approved by NB (including tax distributions and other distributions in accordance with the Blue Owl Operating Group Partnership Agreements), (iii) in accordance with a dividend or distribution policy previously approved by NB, or (iv) in the case of dividends or distributions from any Blue Owl Operating Group Entity on a pro rata basis, or in the case of Subsidiaries of any Blue Owl Operating Group Entity, to the extent any Blue Owl Operating Group Entity (or a Subsidiary of any of them) receives no less than its pro rata share;
(iv)repurchase Equity Securities of PubCo, Blue Owl GP or (other than in connection with an Exchange) any Blue Owl Operating Group Entity;
(v)subject to Section 2.3(e), effect any acquisition or investments in assets or Equity Securities for aggregate consideration in excess of the greater of (1) $2,000,000,000 and (2) 20% of the equity market capitalization of PubCo (assuming all Blue Owl Operating Group Units were Exchanged) (a “Subject Investment”) determined as of the execution of a definitive agreement with respect to such Subject Investment;
(vi)Amend in any manner to make less restrictive the non-competition, non-interference or non-solicitation covenants contained in the employment and restrictive covenant agreement entered into with respect to any Key Individual (and, if any Key Individual no longer occupies a leadership role, any functional replacement who assumes the final decision-making responsibilities of such Key Individual) or waive any such obligations (other than, for the sake of clarity, trade approvals or similar waivers in respect of securities and loan transactions);
(vii)enter into or Amend (i) any material agreement or transaction between PubCo or any of its Subsidiaries, on the one hand, and any Principal or any of their respective Permitted Transferees, on the other hand, other than the exercise of any rights (without Amendment) contemplated by any definitive agreement to which PubCo or any of the Subsidiaries is party that was entered into after the Closing Date and previously approved by NB or set forth on Schedule 2.3(a)(vii), or (ii) any agreement that purports to bind NB or any of its Affiliates;
(viii)subject to Section 2.3(g), enter into any new business line (A) at any time, that would subject NB or any of its Affiliates to any of the regulatory requirements described on Schedule 2.3(a)(viii) that it is not otherwise subject to or (B) during the three years following the Closing Date, that would subject NB or any of its Affiliates to new regulatory requirements that NB and its Affiliates would not otherwise be subject to, except, in the case of clause (B), where such obligations (x) are not materially adverse to NB or any of its Affiliates (after giving effect to any reasonable structuring alternatives that PubCo and NB shall cooperate in good faith to attempt to develop), (y) do not require any public disclosure of confidential information of NB (with it being agreed that disclosure to a Governmental Entity that is not disclosed or disclosable to the public (including after request) shall not be considered public disclosure) and (z) do not require NB to increase its regulatory capital to an amount greater than or equal to 1.25 multiplied by its regulatory capital as of immediately prior to the Business Combination; provided, that, for the avoidance of doubt, any regulatory requirement that becomes applicable to an existing business after PubCo or any of the Subsidiaries has entered into such business line shall not be subject to this Section 2.3(a)(viii); or
(ix)during the three years following the Closing Date, effect (A) any merger or consolidation of, or other business combination or other transaction involving, PubCo or any of its Subsidiaries, as a result of which (1) the Principals would no longer collectively (I) control, directly or indirectly, 50% or more of voting power of the Equity Securities of the surviving or consolidated Person, or (II) hold, directly or indirectly, 50% of the number of Equity Securities (or as represented by the Equity Securities of the surviving entity into which such shares were converted pursuant to such merger or consolidation or other business combination) Beneficially Owned by the Principals as of immediately prior to such merger or consolidation or other business combination, (2) the stockholders of PubCo immediately prior to such merger, consolidation or other business combination or transaction (assuming for this purpose that immediately prior to such merger, consolidation or other business combination or transaction an Exchange of all then-outstanding Blue Owl Operating Group Units was consummated) hold less than 50% of the Equity Securities of the surviving or consolidated Person or (3) NB would hold less than 50% of the number of Equity Securities (or as represented by the Equity Securities of the surviving entity into which such shares were converted pursuant to such merger or consolidation or other business combination) Beneficially Owned by NB as of immediately prior to such merger or consolidation or other business combination; or (B) any sale of all or substantially all of the assets of PubCo and its Subsidiaries (on a consolidated basis), in each case (x) at an aggregate price per Economic Share (assuming for this purpose that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Operating Group Units was consummated) (including giving effect to distributions at or promptly after consummation thereof) below $13.50 per share, as equitably adjusted for stock splits, stock dividends, stock combinations and recapitalizations affecting the Economic Shares after the Closing Date, or (y) in which all holders of Equity Securities in PubCo (including, for the avoidance of doubt, Blue Owl Operating Group Units) are not entitled to participate. Notwithstanding the foregoing, this Section 2.3(a)(ix) shall not require the approval of NB to transfer or dispose of any Subsidiary unless required under clause (B) of this Section 2.3(a)(ix).
(b)Until the first date upon which the NB Second Ownership Threshold is no longer satisfied, without the prior written consent of NB, PubCo shall not and shall cause each of its Subsidiaries not to: (i) pay cash compensation in any given calendar year to (x) the Co-CEOs (and, if any Co-CEO no longer occupies a leadership role, any functional replacement who assumes the final decision-making responsibilities of such Co-CEO with respect to overall budget and compensation decisions) in an aggregate amount exceeding 2.67% of management fee revenue (as determined in accordance with GAAP) of PubCo and its Subsidiaries (determined on a consolidated basis and including incentive fees and performance fees, in each case payable by any business development company) for such calendar year (as reasonably determined by PubCo’s Chief Financial Officer in good faith, based on the information available to such individual) or (y) Michael Rees (and any functional replacement who assumes the primary responsibilities of the head of GP Strategic Capital Solutions business unit of PubCo) in an aggregate amount exceeding the maximum amount to which he is entitled pursuant to the Rees Employment Agreement (for each of clause (x) and (y), as applicable, the “Compensation Cap”); provided, that to the extent any Key Individual is receiving severance, garden leave or similar payments at any time prior to May 19, 2031 while this paragraph (b) is in effect (“Tail Payments”), (A) in the case of Tail Payments to any Co-CEOs, such Tail Payments shall, for the sake of clarity, be counted against the Compensation Cap applicable to the Co-CEOs under clause (x) above (but shall not be, for the avoidance of doubt, counted against the Compensation Cap applicable to Michael Rees under clause (y) above), (B) in the case of Tail Payments to Michael Rees, such Tail Payments shall, for the sake of clarity, be counted against the Compensation Cap applicable to Michael Rees under clause (y) above (but shall not be, for the avoidance of doubt, counted against the Compensation Cap applicable to the Co-CEOs under clause (x) above), (C) the compensation payable to any functional replacement of a departed Co-CEO, to the extent such functional replacement was an employee of PubCo or its Subsidiaries prior to commencing such new role, shall only be counted against the Compensation Cap applicable to the Co-CEOs under clause (x) above (but shall not be, for the avoidance of doubt, counted against the Compensation Cap applicable to Michael Rees under clause (y) above) to the extent such compensation exceeds the cash compensation paid by PubCo or its Subsidiaries to such functional replacement in the twelve (12)-month period prior to becoming such functional replacement, and (D) the compensation payable to any functional replacement of Michael Rees, to the extent such functional replacement was an employee of PubCo or its Subsidiaries prior to commencing such new role, shall only be counted against the Compensation Cap applicable to Michael Rees under clause (y) above (but shall not be, for the avoidance of doubt, counted against the Compensation Cap applicable to the Co-CEOs under clause (x) above) to the extent such compensation exceeds the cash compensation paid by PubCo or its Subsidiaries to such functional replacement in the twelve (12)-month period prior to becoming such functional replacement; or (ii) permit Blue Owl Operating Group Entities’ direct or indirect aggregate share of carried interest in any private equity style fund sponsored by PubCo or any of its Subsidiaries, net of deduction for any rebates or carry participation awarded to bona fide third party investors in any such fund, being less than 15% of the total carried interest in such fund (e.g. if one or more third parties are granted an aggregate of 10% of such carried interest, PubCo’s share of the total carried interest will be not less than 15% of the remaining 90%). For the avoidance of doubt, the foregoing does not Amend any rights (including rights to payment) that any Key Individual has under any employment or other agreement to which such Key Individual is party as of the Effective Date. For purposes of this Agreement, the “NB Second Ownership Threshold” will be satisfied if, as of any time of determination, both (x) the Allotment is five percent or more and (y) the NB Retained Percentage is at least 25%.
(c)Until the first date upon which the NB Second Ownership Threshold is no longer satisfied, in the event that PubCo or any of its Subsidiaries effects an acquisition of another business (whether directly or through an investment in assets or Equity Securities), that would reasonably be expected to have increased management fee revenue (as determined in accordance with Section 2.3(b)) of PubCo and its Subsidiaries by $1 billion or more if the amount earned by the acquired business had been earned by PubCo or any of its Subsidiaries during the trailing twelve (12)-month period, the management fee revenue resulting from such acquisition will only be included in management fee revenue for purposes of determining the Compensation Cap to the extent a determination is made by a majority of the Independent Directors as to what amount, if any, of such acquired management fee revenue should be included in determining the Compensation Cap.
(d)During the five years following the Closing Date, without the prior written consent of NB, PubCo shall not, and shall cause each of its Subsidiaries not to, issue any Equity Securities (or other equity-based awards) that are dilutive to PubCo and/or such Subsidiaries to any Key Individual under any employee equity incentive plan, other than as part of (and pursuant to the terms of) a broad-based compensation program generally applicable to employees of PubCo or its Subsidiaries; provided, further, that the proportion of equity-based awards granted to any Key Individual relative to such Key Individual’s total cash compensation in respect of the relevant year shall not exceed the lesser of (i) the proportion of equity relative to total cash compensation generally applicable to other participants in such broad-based program and (ii) 20% of such cash compensation (assuming the Compensation Cap was fully utilized by the Key Individuals).
(e)If, prior to the time that NB no longer has the right to consent to Subject Investments in accordance with Section 2.3(a) of this Agreement, PubCo or any of its Subsidiaries proposes in good faith to effect a Subject Investment from time to time, it shall inform the officer of NB that NB designates for this purpose from time to time in writing to PubCo of the identity of the target company or companies for such Subject Investment (each, a “Subject Target”). Upon being informed of a Subject Target, NB will promptly implement and maintain appropriate walls, confidentiality protections and conflict procedures such that any NB personnel involved in evaluating such Subject Target for NB’s own account (if any) are unaware of the material terms or progress of PubCo’s (or its applicable Subsidiary’s) proposal with respect to such Subject Target. If NB has expressly withheld its consent in writing or has been deemed to withhold its consent by not providing its consent to any Subject Investment by PubCo or its Subsidiaries within seven days of written notice from PubCo describing the material terms and conditions (including valuation) of the Subject Investment, then NB shall not be, either directly or indirectly, permitted to pursue the applicable Subject Target (and shall not expend any material effort towards evaluating such Subject Target or negotiate in any respects a transaction involving such Subject Target) until the earlier of (x) the date that is nine months following PubCo’s written notice to NB regarding the identity of the Subject Target and (y) the date that PubCo determines (in its sole discretion) not to further proceed with the evaluation or negotiation of the applicable Subject Investment, other than as a result of NB not providing its consent thereof. Notwithstanding the foregoing, if NB consents to any such Subject Investment and any of the material terms of the Subject Investment change in any material respect from the terms of the Subject Investment that formed the basis for NB’s consent thereof in a manner adverse to PubCo (including a higher valuation of the Subject Target), PubCo shall promptly provide written notice to NB of such changed terms, and NB’s consent shall again be required pursuant to Section 2.3(a)(v) and the terms and procedures of this Section 2.3(e) shall apply to such changed terms (and, for the avoidance of doubt, in the event of any such revisions to the proposed terms, NB shall not be deemed to withhold or provide its consent unless and until PubCo provides notice of such revised terms and NB withholds or provides consent to such revised terms, in each case, in accordance with the foregoing procedures). PubCo will use its commercially reasonable efforts to promptly inform NB in writing of (i) any determination in accordance with clause (y) of this Section 2.3(e) and (ii) any revisions in any material respect (including valuation) to the proposed terms of the Subject Investment.
(f)Preemptive Right.
(i)Subject to the following sentence, PubCo (on its own behalf and on behalf of each of its Subsidiaries) grants to NB the right to purchase up to its Allotment of any Preemptive Securities that PubCo or any of its Subsidiaries may from time to time issue or sell to any Person in a primary issuance or sale. In the event PubCo or a Subsidiary offers or sells Preemptive Securities as a strip of multiple Equity Securities in combination with fixed proportions, the rights granted pursuant to this Section 2.3(f) shall be exercisable only as to the strip of all such Preemptive Securities, and not separately as to any component of such strip of Preemptive Securities.
(ii)PubCo shall give written notice (an “Issuance Notice”) to NB of any proposed issuance or sale of Preemptive Securities within five Business Days following any meeting of the Board or governing body of the applicable Subsidiary at which any such issuance or sale (a “Subject Issuance”) is approved. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance or sale.
(iii)NB shall, for a period of 15 Business Days following the receipt of an Issuance Notice (the “Exercise Period”), have the right to elect to purchase up to its Allotment of the Preemptive Securities set forth in such Issuance Notice on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to PubCo (a “Acceptance Notice”). The delivery of an Acceptance Notice by NB shall be a binding and irrevocable offer by NB to purchase the Preemptive Securities described in the Acceptance Notice for cash, subject only to the closing of the Subject Issuance actually occurring. The failure of NB to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of NB’s rights under this Section 2.3(f) with respect to the purchase of such Preemptive Securities.
(iv)Following the expiration of the Exercise Period, PubCo or its applicable Subsidiary shall be free to complete the proposed issuance or sale of Preemptive Securities described in the applicable Issuance Notice on terms not materially less favorable to PubCo or its applicable Subsidiary than those set forth in the Issuance Notice. Any such issuance or sale must be closed on or before a deadline (which may be the occurrence of an event or date certain) for closing such issuance or sale set forth in the applicable Issuance Notice, not to exceed 180 days from the date the Issuance Notice was given; and for the avoidance of doubt, the price at which the Preemptive Securities are sold to the prospective purchaser seeking to purchase the applicable Preemptive Securities, or any other purchaser, must be at least equal to or higher than the purchase price described in the applicable Issuance Notice. In the event PubCo or its applicable Subsidiary has not sold such Preemptive Securities at or prior to such deadline, PubCo or its applicable Subsidiary shall not thereafter issue or sell any Preemptive Securities without first again offering such securities to NB in accordance with the procedures set forth in this Section 2.3(f).
(v)The closing of any purchase of Preemptive Securities by NB under this Section 2.3(f) shall be consummated at such location, date, and time as specified by PubCo. Each of PubCo or the Subsidiary, on the one hand, and NB, on the other hand, shall take all such other actions (including, without limitation, entering into additional agreements) as may be reasonably necessary to consummate the purchase and sale of the Preemptive Securities.
(vi)Notwithstanding the foregoing provisions of this Section 2.3(f), in the event that the issuance by PubCo or any Subsidiary of Preemptive Securities to NB would require a vote of PubCo’s stockholders (whether because of applicable Law or rules of the stock exchange on which the Class A Shares are listed, or otherwise), the foregoing provisions of this Section 2.3(f) will not apply, and instead PubCo and NB will cooperate in good faith to the extent reasonably feasible to provide for the issuance of an alternative security to NB with substantially the same economic terms as the Preemptive Securities proposed to be issued but that would not require any vote of PubCo’s stockholders. Furthermore, in the event the Board determines in good faith there is a reasonable business need to consummate an issuance of Preemptive Securities without first complying with this Section 2.3(f), PubCo or the Subsidiary may issue or sell Preemptive Securities to one or more Persons without first complying with the terms of Section 2.3(f), so long as, as promptly as is reasonably practicable following such sale (and in any event within ten (10) Business Days of such sale), at PubCo’s or the Subsidiary’s election, (A) the purchasers of such Preemptive Securities shall offer to sell to NB the portion of such purchased Preemptive Securities that equals NB’s applicable Allotment or (B) PubCo or the Subsidiary shall offer to issue an incremental amount of Preemptive Securities to NB sufficient to constitute NB’s applicable Allotment had PubCo or the Subsidiary complied with Section 2.3(f) and (C) in each case, at a purchase price no more, and on terms no less favorable to NB, than those applicable to such purchasers, using a process substantially similar to that set forth in this Section 2.3(f).
(vii)The rights of NB under this Section 2.3(f) shall terminate upon the first date that the NB First Ownership Threshold is no longer satisfied.
(g)If PubCo or any of its Subsidiaries proposes to enter into any new business line prior to the date that the NB Second Ownership Threshold is no longer satisfied that would subject NB or any of its Affiliates to new regulatory requirements that NB and its Affiliates would not otherwise be subject to, PubCo and NB shall reasonably cooperate in good faith to reduce any additional regulatory burdens upon NB resulting from PubCo or its applicable Subsidiary entering into such new business line; provided, that, for the avoidance of doubt, in no event shall NB or its Affiliates be required to agree to any restrictions on its business or incur any cost (other than de minimis fees and expenses). PubCo and each Holder (including NB) shall, and shall cause their respective controlled Affiliates and Subsidiaries to, cooperate in good faith with PubCo, the other Holders and their respective Subsidiaries (including the Blue Owl Operating Group Entities), as applicable, in connection with the preparation of any regulatory filings required to be made by PubCo, such Holder or their respective Affiliates with any Governmental Entity for which information regarding PubCo, such Holder or any of their respective Affiliates is required.
(h)If at any time prior to the date that the NB Second Ownership Threshold is no longer satisfied PubCo proposes to designate a Person as a Blue Owl Operating Group Entity in accordance with Section 3.2(d) of the Exchange Agreement, PubCo will notify NB in writing at least 30 days prior to such designation and will reasonably consult with NB with respect to such designation and consider NB’s comments in good faith.
(i)If at any time PubCo determines in good faith that the NB First Ownership Threshold or the NB Second Ownership Threshold, as applicable, is no longer satisfied, it shall, prior to taking an action that would otherwise require its approval or provide it with rights related to the same under this Agreement, deliver written notice to NB of such determination. If NB delivers a written notice to PubCo disputing such determination within 10 Business Days of its receipt of PubCo’s written notice, NB and PubCo shall endeavor in good faith to mutually determine whether the NB First Ownership Threshold or NB Second Ownership Threshold, as applicable, is no longer satisfied. If NB fails to so deliver a written notice, the NB First Ownership Threshold or NB Second Ownership Threshold, as applicable, will be deemed to be no longer satisfied for all purposes of this Agreement.

Section 2.4Executive Committee.
(a)From and after the Effective Date, there shall (as determined by the Chairman) be an executive committee of PubCo officers (the “Executive Committee”) that shall function as an idea-sharing committee and that will meet if and when scheduled by the Chairman (unless a vote or other decision-making function is directed by the Chairman) with such decision-making authority and responsibilities as determined by the Chairman from time to time; provided, that in no event shall the Executive Committee be deemed to limit the ability of either of the Board, the Co-CEOs or (to the extent consistent with the Bylaws and not in contravention of any other agreement to which such officer is party) any other officer of PubCo and its Subsidiaries to delegate responsibilities to officers of PubCo. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) in no event may any of the following matters be delegated to the exclusive authority of the Executive Committee: (A) any matters that are required or recommended to be delegated to a committee of the Board under the rules of the New York Stock Exchange, (B) the matters that require Board and Special Majority Board Approval under Section 2.2 (and, for the avoidance of doubt, in no event may any such matters referenced in this clause (i)(B) be delegated to any other committee or similar body) and (C) the matters that require the approval of NB under Section 2.3(a) or Section 2.3(b) (collectively, the “Excluded Matters”); and (ii) in no event shall (A) any committee (including any management committee or other committee or similar body exercising day-to-day management of PubCo) other than the Executive Committee constitute the “Executive Committee” as such term is defined as used in the Certificate of Incorporation, and (B) any determination regarding Disqualified Stock (as defined in the Certificate of Incorporation) be proposed, made, voted on, approved, consented to, or otherwise determined by the Executive Committee at any time unless at such time there is at least one ORC Principal and one Dyal Principal then serving as a voting member of the Executive Committee and who, in each case, is not a “Disqualified Individual” (as defined in the Certificate of Incorporation) or otherwise not eligible to make the determination regarding Disqualified Stock, and no such vote, approval, consent or other determination by the Executive Committee regarding Disqualified Stock shall be valid or otherwise deemed to be duly determined or provided for any purposes of the Organizational Documents unless such vote, approval, consent or other determination is affirmatively and expressly approved in writing (with reference to this Section 2.4(a)(ii), and signed by each approving member) by the Executive Committee and which approval includes (1) no less than such approval by at least one such ORC Principal member of the Executive Committee and at least one such Dyal Principal member of the Executive Committee and (2) without limitation of clause (1) and in the event there is more than one such ORC Principal member of the Executive Committee and/or more than one such Dyal Principal on the Executive Committee, such approval by every such ORC Principal and Dyal Principal member of the Executive Committee.
(b)A Principal that is a member of the Executive Committee (other than a Principal that is a Key Individual) may only be removed from the Executive Committee upon the earliest to occur of (x) the approval of the Co-CEOs then-serving on the Executive Committee for removal (whether or not for Cause); provided, that in the case of a Dyal Principal, such removal shall require the vote of each Key Individual then-serving on the Executive Committee, (y) the later to occur of (1) the termination of such individual’s employment or consultant relationship with PubCo or its applicable Subsidiary or (2) the date upon which such individual no longer serves as a Director, or (z) such individual’s resignation from the Executive Committee. A member of the Executive Committee that is a Key Individual may only be removed from the Executive Committee upon the earliest to occur of (x) in the case of the commission of Cause by such Key Individual, the approval of a majority of the Board for removal, (y) the later to occur of (1) the termination of such individual’s employment or consultant relationship with PubCo or its applicable Subsidiary or (2) the date upon which such individual no longer serves as a Director, or (z) such individual’s resignation from the Executive Committee.
(c)Nothing in this Agreement shall limit the right of the Chairman to amend the scope of responsibilities of, or matters submitted for approval to, the Executive Committee; provided, that the foregoing (including such amendment of scope and any such approvals) shall not be in abrogation of or limit the effect of any provisions of this Agreement (including any approvals required under Section 2.2, Section 2.3 or Section 2.7).
(d)For the avoidance of doubt, the approval or non-approval of any matter by the Executive Committee shall in no way supersede or otherwise affect the approval rights of (i) NB under Section 2.3 or (ii) Michael Rees or the Co-CEOs under Section 2.7.
Section 2.5Information Rights.
(a)Subject to Section 2.5(c), (i) PubCo shall provide NB such reports and information concerning the business and affairs of PubCo and its Subsidiaries as may reasonably be requested by NB from time to time, to the extent such reports and information are prepared in the ordinary course of business by PubCo or its Subsidiaries, and (ii) NB shall have the right, upon reasonable advance written notice to PubCo and at such times as may be mutually agreed, to consult with the chief financial officer of PubCo and other senior management of PubCo as the chief financial officer may designate with respect to the business and affairs of PubCo or its Subsidiaries.
(b)In the event that the Board reasonably determines that any provision of information pursuant to this Section 2.5 would reasonably be expected to violate Law or a material agreement with a third party, or waive any legal privilege applicable to such information, such provision shall not be required; provided, that the Parties shall use commercially reasonable efforts to permit compliance with this Section 2.5 in a manner that avoids such harm or consequence; provided, further, that PubCo will use commercially reasonable efforts not to enter into agreements prohibiting the sharing of information with NB specifically, and provided, further, that in the event PubCo makes a determination that certain information should be kept confidential pursuant to this Section 2.5(b), PubCo shall, to the extent not prohibited by applicable law or material agreement or cause a waiver of legal privilege, provide NB with a written summary of the nature and substance thereof.
(c)Notwithstanding the foregoing provisions of this Section 2.5, NB’s rights under Section 2.5(a) shall apply only if NB has an Economic Ownership Percentage of five percent or more.
(d)NB agrees not to disclose any information obtained under this Section 2.5 (the “Confidential Information”) and shall use such information solely for purposes of evaluating or protecting its investment in PubCo and the Subsidiaries. NB further agrees to comply with all applicable securities laws with respect to any Confidential Information it obtains. Notwithstanding the foregoing, Confidential Information shall not include information that (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.5 by NB), (b) was available to NB or its Representatives on a non-confidential basis prior to its disclosure by PubCo or its Representatives, (c) is or has been independently developed or conceived by NB or its Representatives without the use of the Confidential Information or (d) is or becomes available to NB or its Representatives from a Person other than PubCo or its Representatives who is not known by NB to be otherwise bound by a confidentiality agreement with PubCo or any of its Representatives in respect of such information; provided, however, that NB may disclose Confidential Information (i) to its Affiliates and its and their Representatives, provided that NB informs such Affiliate or Representative that such information is confidential and cause such Person to agree (for the benefit of PubCo) to maintain the confidentiality of such information; (ii) to the extent reasonably necessary in connection with the exercise of its rights under this Agreement; (iii) any prospective purchaser of any Equity Securities of PubCo from NB, if such prospective purchaser agrees to be bound by the provisions of this Section 2.5 or otherwise enters into a confidentiality agreement which is no less restrictive than this Section 2.5 and pursuant to which PubCo is a party or third party beneficiary; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at PubCo or the confidential information obtained from PubCo pursuant to the terms of this Agreement; or (v) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that NB promptly notifies PubCo of such disclosure and takes reasonable steps (at PubCo’s sole cost and expense) to minimize the extent of any such required disclosure. PubCo understands and agrees that any NB Director (or observer in lieu thereof) may disclose information about PubCo and its Subsidiaries received by such NB Director (or observer in lieu thereof) to NB and its Affiliates and Representatives (such information being deemed to be “Confidential Information” subject to this Section 2.5), and that such disclosure shall not constitute a breach of or failure to comply with any fiduciary duties of the NB Director (if applicable), or this Agreement, the Certificate of Incorporation, the Bylaws or similar governance documents that are generally applicable to PubCo’s Directors or any other agreement to which NB or its Affiliates, on the one hand, or PubCo or its Affiliates, on the other hand, are party; provided, that such director may not disclose any Excluded Opportunity (as defined in the Certificate of Incorporation) or Confidential Information, in each case, in a manner in which it reasonably would be expected to be used competitively by NB.
(e)PubCo understands and acknowledges that (a) NB and its Affiliates may now or in the future engage in any business that may be competitive with the business of PubCo or its Subsidiaries, evaluate, invest in (directly or indirectly, including providing financing to) or do business with, competitors or potential competitors of PubCo or its Subsidiaries, and that the receipt of Confidential Information is not intended to and shall not restrict or preclude such activities, provided, that NB does not use any Confidential Information in connection therewith. Further, PubCo understands and acknowledges that NB and its Affiliates may (x) have general knowledge with respect to the industry in which PubCo or its Subsidiaries operate and that additional general industry knowledge may be gained by NB from reviewing Confidential Information that cannot be separated from NB’s overall knowledge and (y) retain certain mental impressions of the Confidential Information (it being understood that a mental impression is what a person retains when such person has not intentionally memorized the information or retained notes or other aids to help retain such memory), and such general knowledge and mental impressions shall be permitted to be used in the ordinary course of NB’s business, including in connection with evaluating investment opportunities, trading securities in the public markets and participating in private investment transactions and is not intended to be limited by this Section 2.5. Accordingly, NB and PubCo will negotiate in good faith to establish procedures to limit the manner of providing information to NB in a manner reasonably intended to prevent competitive harm to PubCo or any of its Subsidiaries or violations of law (e.g., using “clean team” members).

(f)Except as required by law (in which case NB shall be given an opportunity to review and comment on such disclosure), PubCo and its Subsidiaries shall not make any disclosure regarding NB or any of its Affiliates in any regulatory filing or public disclosure (including filings with the SEC) without the prior written consent of NB, which consent shall not be unreasonably withheld, conditioned or delayed, unless such disclosure is substantially consistent with previous public disclosure regarding NB and its Affiliates.
Section 2.6Carry Entitlements. Without limiting Section 2.3(b), PubCo shall not (and shall cause its Subsidiaries, including Owl Rock Carry GP LLC and Owl Rock Performance Fee GP LLC not to) enter into any agreement or take (or fail to take) any other action, unless approved by majority of PubCo’s Independent Directors, that results in the Blue Owl Operating Group Entities (and PubCo’s proportionate share thereof through its ownership of the Blue Owl Operating Group Entities) receiving less than 15% of the Promote Distributions arising in respect of all of the existing and future PubCo Funds (other than the Existing Diamond Flagship Funds, in each case with respect to the Existing Diamond Flagship Funds, including (i) any parallel, subsidiary and feeder vehicles related to such Existing Diamond Flagship Funds, (ii) any co-invest vehicles related to investments made by such Existing Diamond Flagship Funds (including the foregoing clause (i)) where Promote Distributions are earned and (iii) any secondary transaction related vehicles for such Existing Diamond Flagship Funds (including the foregoing clauses (i) and (ii))), in each case, net of any grants of Specified Equity (the “Carry Entitlements”), and for which any such grant of Specified Equity, for the avoidance of doubt, will dilute all holders (other than holders of Specified Equity but including any employee vehicles holdings the remaining 85% of the Promote Distributions), pro rata and not solely the 15% Carry Entitlement of the Blue Owl Operating Group Entities.  No separate approval of the Independent Directors is required pursuant to the foregoing sentence (x) in connection with incurrence of third party Indebtedness (or pledges and subsequent foreclosure in connection therewith), or (y) any arm’s length sales, to unaffiliated third parties, of Carry Entitlements for value that is otherwise received by the Blue Owl Operating Group Entities, individually or collectively, in each case, which such third parties do not include the Qualified Stockholders, their Affiliates or respective Permitted Transferees; provided, however, that for the avoidance of doubt, any action taken in connection with the matters set forth in the foregoing clauses (x) or (y) shall remain subject to any applicable approval of the Board to the extent required by applicable law. For the avoidance of doubt, in the event it is determined by PubCo or its applicable Subsidiaries not to charge carried interest, incentive fees, promoted interest, performance fee or similar fees in connection with a co-investment, fund-of-one or other vehicle, no Promote Distributions will be made in respect of such PubCo Funds. For purposes of this Section 2.6 only, the term “Specified Equity” shall be read disregarding clause (b) of the definition thereof and the references in such definition to any Subsidiary of PubCo shall be replaced with references to any Subsidiary of any Blue Owl Operating Group Entity (or any successors thereto).
Section 2.7Certain Other Matters.
(a)Without the express prior written approval of each Key Individual with reference to this Section 2.7(a), PubCo agrees that it shall not, and shall cause each of its Subsidiaries not to, Amend the Organizational Documents in a manner that would contravene the rights of any Key Individual under this Agreement (including, for the avoidance of doubt, any rights of a specific Key Individual, including any such specific rights in this Agreement by reference to “Michael Rees” or by reference to the “Co-

CEOs” and whether or not in any such Key Individual’s personal capacity and/or any other applicable capacity hereunder).
(b)For as long as such individual serves as an officer or director of PubCo and subject to the applicable duties (including fiduciary duties and duties of confidentiality), PubCo shall provide such reports and information concerning the business and affairs of PubCo and its Subsidiaries as may reasonably be requested by any Principal (including, for the avoidance of doubt, any Dyal Principal) from time to time, to the extent such reports and information are prepared in the ordinary course of business by PubCo or its Subsidiaries, and each Dyal Principal shall have the right, upon reasonable advance written notice to PubCo and at such times as may be mutually agreed, to consult with the chief financial officer of PubCo and other senior management of PubCo as the chief financial officer may designate with respect to the business and affairs of PubCo or its Subsidiaries (including the operating budget approved by the Co-CEOs and any board packages distributed to the Board as approved by the Co-CEOs); provided, that with respect to any Principal, such reports, information or access may be reasonably redacted or withheld to the extent (i) relating to a matter where there is a bona fide conflict of interest between such Principal (and, as applicable, (x) in the case of any ORC Principal, any other ORC Principal or (y) in the case of any Dyal Principal, any other Dyal Principal) and PubCo and its Subsidiaries (including relating to a matter of the Board for which such Principal would be required to recuse himself as a Director of the Board) or (ii) reasonably necessary to preserve legal privilege in a pending or threatened legal action between PubCo or any of its Subsidiaries and such Principal (and, as applicable, (x) in the case of any ORC Principal, any other ORC Principal or (y) in the case of any Dyal Principal, any other Dyal Principal), in each caseas determined by PubCo’s general counsel or chief legal officer, following consultation with external counsel.
(c)For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, the rights of each Party (including Michael Rees and the Dyal Principals) set forth in this Agreement (whether in their personal capacities, capacities as a Key Individual, Dyal Principal, Co-CEO, ORC Principal or otherwise) are not in limitation of any other rights of such Party (whether in their personal capacities, capacities as a Key Individual, Dyal Principal, Co-CEO, ORC Principal or otherwise; and whether under their respective employment agreement, under the Principals Agreement or otherwise).
Article III
REGISTRATION RIGHTS
Section 3.1Shelf Registration.
(a)Filing.
(i)PubCo has previously filed a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if PubCo is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration Statement), each, a “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis. The Shelf provided for (and shall provide for) the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder.

(ii)PubCo shall maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.
(iii)PubCo has used and shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3.
(b)Subsequent Shelf Registration.
(i)If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder whose Registrable Securities are included therein. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form.
(ii)If a Subsequent Shelf Registration Statement is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit all Holders whose Registrable Securities are included therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding.
(c)Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms of this Agreement.
(d)Requests for Underwritten Shelf Takedowns.
(i)From and after the time, and from time to time, after the Shelf has been declared effective by the SEC, each of the Special Holders (each Special

Holder being in such case a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities (or, (x) in the case of NB, Registrable Securities held by NB, the NB Aggregator and/or NB Aggregator Subject Members and (y) in the case of Dyal SLP, Registrable Securities held by Dyal SLP, any other Dyal SLP Aggregator and/or Dyal SLP Aggregator Subject Members) in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”).
(ii)All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Demanding Holders requesting such Underwritten Shelf Takedown shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), such Underwriters to be subject to the prior written consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed.
(iii)[Intentionally Omitted].
(iv)PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. Except as set forth in the preceding sentence (and subject to Section 3.1(d)(iii)), there shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Special Holder.
(e)Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other Equity Securities that PubCo desires to sell and all other Common Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows, at all times:
(i)first, the Registrable Securities of the Demanding Holders, the Founder Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder, Founder Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown for itself or, in the case of NB, on behalf of itself, the NB Aggregator or any NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator or any Dyal SLP Aggregator Subject Members) that can be sold without exceeding the Maximum Number of Securities;

(ii)second, to the extent that the Maximum Number of Securities has not been reached under Section 3.1(e)(i), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and
(iii)third, to the extent that the Maximum Number of Securities has not been reached under Section 3.1(e)(i) and Section 3.1(e)(ii), the Common Shares or other Equity Securities of any other Holder or any other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.
(f)Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the pricing of such Underwritten Shelf Takedown by PubCo. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. If PubCo receives a Withdrawal Notice, a Special Holder not so withdrawing may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Special Holder. Notwithstanding anything to the contrary contained in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 3.1(f).
(g)Long-Form Demands. During such times as no Shelf is effective, each Special Holder may demand that PubCo file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Special Holder’s Registrable Securities, which, in the case of such request, may include with respect to NB, the Registrable Securities held by NB Aggregator and any NB Aggregator Subject Members and with respect to Dyal SLP, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members. PubCo shall file such Registration Statement within 30 days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective within 60 days of filing. The provisions of Section 3.1(d), Section 3.1(e) and Section 3.1(f) shall apply to this Section 3.1(g) as if a demand under this Section 3.1(g) were an Underwritten Shelf Takedown.
Section 3.2Piggyback Registration.
(a)Piggyback Rights.
(i)If PubCo or any Special Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities of PubCo or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of PubCo, for its own account or for the account of stockholders of PubCo (or by PubCo and by the stockholders of PubCo including an Underwritten Shelf Takedown pursuant to Section 3.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of PubCo, or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all Holders as soon as practicable but not less than four calendar days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Holders the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within three calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”).
(ii)Subject to Section 3.2(b), PubCo shall cause all Registrable Securities requested by the Holders to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 3.6 below.
(b)Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other Equity Securities that PubCo desires to sell, taken together with (x) the Common Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders under this Agreement and (y) the Common Shares or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:
(i)If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration:
(A)first, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;
(B)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders, including NB on behalf of itself, and with respect to any Registrable Securities held by the NB Aggregator and any NB Aggregator Subject Members, and including Dyal SLP on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members, and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, with respect to Registrable Securities held by itself, the NB Aggregator and the NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members), which can be sold without exceeding the Maximum Number of Securities;
(C)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and
(D)fourth, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities;
(ii)If the Registration is initiated and undertaken for the account of a Special Holder, PubCo shall include in any such Registration:
(A)first, the Registrable Securities of Special Holders, including NB on behalf of itself, and with respect to any Registrable Securities held by the NB Aggregator and any NB Aggregator Subject Members, and including Dyal SLP on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members, and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, with respect to Registrable Securities held by itself, the NB Aggregator and the NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members), which can be sold without exceeding the Maximum Number of Securities;
(B)second, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;
(C)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and

(D)fourth, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or
(iii)If the Registration is pursuant to a request by Persons other than the Special Holders, then PubCo shall include in any such Registration:
(A)first, the Common Shares or other Equity Securities, if any, of such requesting Persons, other than the Special Holders, which can be sold without exceeding the Maximum Number of Securities;
(B)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders and Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and Founder Holder has requested be included in such Registration for itself or, in the case of NB, on behalf of itself, the NB Aggregator or any NB Aggregator Subject Members and in the case of Dyal SLP, on behalf of itself, the Dyal SLP Aggregator or any Dyal SLP Aggregator Subject Members) which can be sold without exceeding the Maximum Number of Securities;
(C)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders that are not Special Holders or Founder Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities;
(D)fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and
(E)fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Common Shares or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.
Notwithstanding anything to the contrary in this Section 3.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 3.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback

Registration to all Holders pursuant to Section 3.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 3.1(e), instead of this Section 3.2(b).
(c)Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the pricing of the relevant offering pursuant to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the pricing of such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).
Section 3.3Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo, each Major Holder agrees that it shall not Transfer any Common Shares (other than those included in such offering pursuant to this Agreement) without the prior written consent of PubCo, during the seven calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each Major Holder and each of PubCo’s directors and executive officers have executed a lock-up agreement on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.
Section 3.4General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts (except as set forth in Section 3.4(d)) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:
(a)prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;
(b)prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
(c)prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders of Registrable Securities included in such Registration, and such Special Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders of Registrable Securities included in such Registration or the legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;
(d)prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification), (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and (iii) do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions (notwithstanding the foregoing, PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject);
(e)notify each participating Holder of Registrable Securities included in such Registration Statement, as soon as practicable after PubCo receives notice thereof, but in any event within one business day of such date, of the time when the Registration Statement has been declared effective and when any post-effective amendments and supplements thereto become effective;
(f)furnish counsel for the Underwriter(s), if any, and, upon written request, for the Special Holders of Registrable Securities included in such Registration Statement with copies of any written comments from the SEC or any written request by the SEC for amendments or supplements to a Registration Statement or Prospectus;
(g)cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;
(h)provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
(i)advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration

Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
(j)at least three calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
(k)notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.7;
(l)in the event of an Underwritten Offering or a sale of Registrable Securities facilitated by a financial institution pursuant to such Registration, permit Representatives of the Special Holders, the Underwriters or such other financial institutions facilitating such Underwritten Offering or sale, if any, and any attorney, consultant or accountant retained by such Special Holders, or Underwriter or financial institution to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration, in each case subject to the agreement by any such Person of confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;
(m)obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering or, if requested in writing in the event of a sale of Registrable Securities by a financial institution pursuant to such Registration, which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter or financial institution, as the case may be, may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Special Holders and any Underwriters or financial institution;
(n)on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the participating Special Holders, the placement agent or sales agent, if any, and the Underwriters, if any, and any financial institution facilitating a sale of Registrable Securities facilitated pursuant to such Registration, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Special Holders, any Underwriters, placement agent, sales agent, or financial institution may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Special Holders and any Underwriters, placement agent, sales agent and financial institution;

(o)in the event of any Underwritten Offering or a sale of Registrable Securities facilitated by a financial institution pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter, placement agent, sales agent or financial institution of such offering or sale;
(p)make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning within three months after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);
(q)if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million, use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
(r)otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the participating Holders, in connection with such Registration.
Section 3.5Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and Underwriter marketing costs, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.
Section 3.6Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. Subject to the minimum thresholds set forth in Section 3.1(d) and Section 3.4(q), the exclusion of a Holder’s Registrable Securities as a result of this Section 3.6 shall not affect the registration of the other Registrable Securities to be included in such Registration. Notwithstanding anything to the contrary contained in this Section 3.6, NB, the NB Aggregator, Dyal SLP and the Dyal SLP Aggregator shall not be required to sign any powers of attorney or custody aggreements.
Section 3.7Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than twice or an aggregate of 90 days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.7.
Section 3.8Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Closing Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.8.
Section 3.9Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers. Notwithstanding the foregoing, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.
Section 3.10Indemnification and Contribution.
(a)PubCo agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, PubCo will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.
(b)In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall severally (and not jointly), in proportion to their respective net proceeds received from the sale of Registrable Securities pursuant to such Registration Statement, indemnify and hold harmless PubCo, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.
(c)Any Person entitled to indemnification under this Section 3.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to give prompt notice shall not impair any Person’s right to indemnification under this Agreement to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement only if any sums payable in connection with such settlement are paid in full by the indemnifying party and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages.
(d)The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.
(e)If the indemnification provided in this Section 3.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to in this Agreement, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Notwithstanding the foregoing, the liability of any Holder under this Section 3.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.10(a), 3.10(b) and 3.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.10(e) from any Person who was not guilty of such fraudulent misrepresentation.
Section 3.11[Intentionally Omitted].
Section 3.12Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the specific reasons for non-compliance.
Section 3.13Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 3.14Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Agreement, including for purposes of Section 3.12. Other than the Sellers and the Founder Holders, a Party who did not hold Registrable Securities as of the Closing Date and who acquired or acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.
Section 3.15Termination of Original RRA. Upon the Closing, PubCo and each of the Founder Holders agreed that the Original RRA and all of the respective rights and obligations of the parties thereunder are terminated in their entirety and shall be of no further force or effect.
Section 3.16Distributions; Direct Ownership.
(a)In the event that the Sponsor distributes all of its Registrable Securities to its members (or the members of the Sponsor otherwise hold any Registrable Securities directly), the members of the Sponsor shall be treated as the Sponsor under this Agreement. Notwithstanding the foregoing, such members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.
(b)Notwithstanding anything to the contrary contained in this Agreement, the NB Aggregator may distribute all or a portion of its Registrable Securities (or securities exchangeable, convertible or exercisable into Registrable Securities) to the NB Aggregator Subject Members after the Effective Date and upon such distribution (or if the NB Aggregator Subject Members otherwise hold any Registrable Securities directly), such Registrable Securities held by NB Aggregator Subject Members, NB Aggregator and NB shall (subject to, following the expiration of the Initial Period, Section 10.31 of the Business Combination Agreement) be treated as held by NB, collectively, for purposes of determining the Allotment, NB’s Economic Ownership Percentage, whether the NB First Ownership Threshold or NB Second Ownership Threshold is satisfied and with respect to rights under Article III of this Agreement (including, for purposes of clause (D) of the definition of “Registrable Securities” which shall aggregate any such securities with all those held by NB, NB Aggregator or any other NB Aggregator Subject Member for purposes of making such determination), so long as, as to a given NB Aggregator Subject Member, such NB Aggregator Subject Member of the NB Aggregator or its Permitted Transferees is party to a stockholders or similar agreement with NB Aggregator or NB providing (i) for the exercise of rights on behalf of, and communications to, such distributee by NB or NB Aggregator, and (ii) that unless otherwise agreed by PubCo, for a period commencing on the Closing Date and ending on May 19, 2029 (the “Initial Period”), such NB Aggregator Subject Member shall not Transfer any Registrable Securities other than in an offering pursuant to Section 3.1 or Section 3.2 or any other Permitted Transfer, provided, that any such NB Aggregator Subject Member not subject to such stockholders or similar agreement shall nonetheless be a “Holder” hereunder. Notwithstanding anything herein to the contrary, whether or not the ownership of Equity Securities by NB Aggregator and NB Aggregator Subject Members count towards whether any ownership threshold of NB has been satisfied, rights under Article II and Article V of this Agreement may only be exercised by NB.
(c)Notwithstanding anything to the contrary contained in this Agreement, the Dyal SLP Aggregator may distribute all or a portion of its Registrable Securities to the Dyal SLP Aggregator Subject Members and upon such distribution (or if the Dyal SLP Aggregator Subject Members otherwise hold any Registrable Securities directly), the Dyal SLP Aggregator Subject Members, Dyal SLP Aggregator and Dyal SLP shall be treated as Dyal SLP under this Agreement, collectively. In any event, any rights conferred on Dyal SLP as a Special Holder under this Agreement shall only be exercised by Dyal SLP, on behalf of itself, the Dyal SLP Aggregator and any Dyal SLP Aggregator Subject Members. Notwithstanding the foregoing, such Dyal SLP Aggregator Subject Members, taken as a whole, shall not be entitled to rights in excess of those conferred on the Dyal SLP Aggregator, as if the Dyal SLP Aggregator remained a single entity party to this Agreement.
(d)ORC Feeder may distribute, sell or Transfer all or any portion of Common Shares, Blue Owl Operating Group Units (or any other Equity Securities in PubCo or the Blue Owl Operating Group Entities) attributable to Dyal IV, as long as consideration received in respect thereof is paid exclusively to Dyal IV.  At the request of ORC Feeder, PubCo shall cooperate with respect to any such distribution, sale or Transfer, including by cooperating and taking reasonable actions with respect to any tax planning related thereto.
Section 3.17Adjustments. If there are any changes in the Equity Securities as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Equity Securities as so changed.
Article IV
Section 4.1[Intentionally Omitted]
Article V
GENERAL PROVISIONS
Section 5.1Assignment; Successors and Assigns; No Third Party Beneficiaries.
(a)Except as otherwise permitted pursuant to this Agreement, no Party or other third party beneficiary may assign such Party’s or third party beneficiary’s rights or obligations under this Agreement, in whole or in part, other than in compliance with this Section 5.1. Any such assignee may not again assign those rights, other than in accordance with this Section 5.1. Any attempted assignment of rights or obligations in violation of this Section 5.1 shall be null and void.
(b)Subject to Section 5.1(g), Section 5.1(i) and the following sentence, NB may not assign any of its rights or obligations under this Agreement without the prior written consent of PubCo. Notwithstanding the foregoing sentence, the NB Aggregator and the NB Aggregator Subject Members shall (to the extent any such NB Aggregator Subject Member holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo. Notwithstanding anything to the contrary in this Agreement (including the foregoing sentence), NB’s rights under Section 2.1, Section 2.3 and Section 2.5 are personal to NB and may not be assigned to any Person.
(c)Subject to Section 5.1(g), Section 5.1(h) and Section 5.1(i), the Dyal Principals (and the Dyal Principal Representative) may not assign any of their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, the ORC Principal Representative, and for so long as the NB First Ownership Threshold is satisfied, NB. Notwithstanding the foregoing sentence, the Dyal SLP

Aggregator and the Dyal SLP Aggregator Subject Members shall (to the extent any such Dyal SLP Aggregator Subject Member holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo, the ORC Principal Representative or NB.
(d)Subject to Section 5.1(g), Section 5.1(h) and Section 5.1(i), the ORC Principals (and the ORC Principal Representative) may not assign their respective rights or obligations under this Agreement without the prior written consent of each of PubCo, the Dyal Principal Representative, and for so long as the NB First Ownership Threshold is satisfied, NB. Notwithstanding the foregoing sentence, ORC Feeder and its members and ORCP and its partners shall (to the extent any such member or partner, as applicable, holds Registrable Securities) each be considered a Holder for purposes of Article III without any further consent of PubCo, the Dyal Principal Representative or NB.
(e) [Intentionally Omitted].
(f)Except as provided in Section 5.1(i), no Seller (other than the Sellers specifically referred to in Section 5.1(b) through Section 5.1(e)) may assign any of its respective rights or obligations under this Agreement without the prior written consent of PubCo.
(g)Notwithstanding anything to the contrary in this Agreement, in no event can any Party assign any of such Party’s rights under Section 2.1 and Section 2.2.
(h)Notwithstanding anything to the contrary in this Agreement, the rights of the Key Individuals and the Co-CEOs (in each case, in their capacity as such) under this Agreement are personal and may not be assigned to any Person.
(i)A Holder, in its capacity as such, may Transfer such Holder’s rights or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to any such Holder’s Permitted Transferees.
(j)Subject to Section 5.1(b) through Section 5.1(h), any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction or in a transaction whereby such Registrable Securities cease to be Registrable Securities) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and PubCo is authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.
(k)All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Agreement.
(l)Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary to this Agreement; provided, that each Founder Holder shall be a third party beneficiary of this Agreement with respect to each right or remedy such Founder Holder had under the Prior IRA to the extent that such right or remedy was in existence as of immediately prior to the amendment and restatement of the Prior IRA effectuated by this Agreement and in no event shall this Agreement be deemed to Amend or limit any such right of any Founder Holder as then in effect.
Section 5.2Termination. Except for Section 2.1(j), Section 2.1(k) and Section 2.1(l), Section 2.1 shall terminate automatically (without any action by any Party) as to the ORC Principals (and the ORC Principal Representative), the Dyal Principals (and the Dyal Principal Representative) and NB, as applicable, at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Agreement. Article III of this Agreement shall terminate as set forth in Section 3.13. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 3.10 and Section 5.12 shall survive any termination of this Agreement with respect to any Holder.
Section 5.3Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect.
Section 5.4Entire Agreement; Amendments; No Waiver.
(a)This Agreement, together with the Exhibit to this Agreement, the BCA, Certificate of Incorporation, the Bylaws, the A&R Blue Owl Holdings LP Agreement, the A&R Blue Owl Carry LP Agreement, the Exchange Agreement and all other Ancillary Agreements, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way (including, in the case of the Prior IRA, to the extent amended by this Agreement) and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein; provided that, (i) in no event shall this Agreement Amend or limit any right or obligation of any Party under the Principals Agreement; (ii) in no event shall this Agreement Amend or limit any right or obligation of any Party under the Side Letter Supplement and, in the event of any conflict between this Agreement and the Side Letter Supplement, the Side Letter Supplement shall prevail (provided, that the Parties acknowledge and agree that there is no conflict between the Side Letter Supplement and NB’s rights and obligations under this Agreement, and the Side Letter Supplement shall have no effect on NB’s rights and obligations under this Agreement), (iii) in no event shall the amendment and restatement of the Prior IRA invalidate, revoke or qualify any consent or approval provided under the Prior IRA, and (iv) in no event shall this Agreement (including the entry into this Agreement) be deemed to release any claim for breach of the Prior IRA by any Person (it being understood that this clause (a)(iv) is not intended to and will not negate, Amend or limit any release provided by a Person in the Principals Agreement or any other separate written agreement executed and delivered by such Person). For the avoidance of doubt, in no event shall this Agreement (A) Amend the Zahr IRA or any rights or obligations of any party thereto or (B) Amend or limit the Rees Employment Agreement or any other employment agreement to which PubCo is party or any rights or obligations of any party thereto.

(b)Subject to Section 5.4(c) and Section 5.4(d), no provision of this Agreement may be Amended in whole or in part at any time without the express written consent of PubCo, Holders with aggregate Voting Power Percentages constituting a majority of the aggregate Voting Power Percentages of all Holders and Holders with aggregate Economic Ownership Percentages constituting a majority of the aggregate Economic Ownership Percentages of all Holders. Notwithstanding anything to the contrary in this Agreement, the rights of PubCo set forth in Section 2.6 (and the definitions used therein) may not be Amended, assigned or waived in whole or in part at any time without the prior written consent of a majority of the Independent Directors.
(c)Notwithstanding Section 5.4(b) but subject to Section 5.4(d), any Amendment of (i) any rights or obligations of any Party that are personal to such Party or specifically refer to such Party by name that would be materially adverse in any respect to such Party, or (ii) any rights or obligations of any Party that would be materially adverse in any respect to such Party in a manner disproportionate to the other Parties, shall require the prior written consent of such Party. Notwithstanding the foregoing, (x) with respect to any Amendment to the rights and obligations of (1) ORC Principals or both Co-CEOs under this Agreement, such Amendment shall only be effective if the prior written consent of Douglas Ostrover and Marc Lipschultz is received, (2) Dyal Principals under this Agreement, such Amendment shall only be effective if the prior written consent of Michael Rees is received, (3) NB under this Agreement, such Amendment shall only be effective if the prior written consent of NB is received or (4) Michael Rees under this Agreement, such Amendment shall only be effective if the prior written consent of Michael Rees is received; and (y) without limitation of clause (x) above, with respect to any Amendment that would be materially adverse in any respect to (1) any Key Individual, such Amendment shall only be effective if the prior written consent of such Key Individual is received, or (2) either Co-CEO (in his capacity as such), such Amendment shall only be effective if the prior written consent of such Co-CEO is received.
(d)The Amendment of any provision of this Agreement that has terminated (as determined in accordance with this Agreement) with respect to a Party shall not require the consent of such Party (and any Equity Securities owned by such Party shall be disregarded for purposes of calculating any percentages required in respect of such Amendment).
(e)No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
Section 5.5Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.
Section 5.6Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated on the signature pages hereto (in the case of PubCo or any other Party executing this Agreement as of the Effective Date) or, with respect to any Transferee executing a joinder following the Closing Date, on such joinder. Any notice, demand or other communication to NB Aggregator or any NB Aggregator Subject Members shall be deemed validly given if given to NB.
Section 5.7Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Without Amending or limiting the arbitration agreement of each party under the Principals Agreement, each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.
Section 5.8Specific Performance. Each Party agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.
Section 5.9Subsequent Acquisition of Shares. Any Equity Securities of PubCo or the Blue Owl Operating Group Entities acquired subsequent to the Closing Date by a Holder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Agreement. Notwithstanding the foregoing, Equity Securities acquired under a Subscription Agreement on or prior to the Closing Date shall not be “Registrable Securities” for purposes of this Agreement.

Section 5.10Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.
Section 5.11No Third Party Liabilities. This Agreement may only be enforced against the named parties to this Agreement, and only with respect to obligations of such named parties under this Agreement. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties to this Agreement, as applicable, and only with respect to obligations of such named parties under this Agreement; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party (including any Person negotiating or executing this Agreement on behalf of a Party), unless a Party, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
Section 5.12Indemnification; Exculpation.
(a)PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, stockholders, fiduciaries, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them on or after the date of this Agreement (collectively, the “Indemnified Liabilities”), to the extent arising out of any third party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (w) to the extent such Indemnified Liabilities are liabilities of any Holder Indemnitee or its Affiliates pursuant to any indemnification obligation of such Holder Indemnitee or its Affiliates to PubCo or its Affiliates (other than such Holder Indemnitee or its Affiliates), under the BCA and the Ancillary Agreements, (x) to the extent such Indemnified Liabilities arise out of any breach by such Holder Indemnitee or its Affiliates of this Agreement, the BCA (to the extent such Holder Indemnitee or such Affiliate is a party thereto), any agreement referenced or contemplated thereby to which such Holder Indemnitee or any of its Affiliates is a party, or any other agreement between such Holder Indemnitee or any of its Affiliates, on the one hand, and PubCo or any of its subsidiaries, on the other hand, in each case by such Holder Indemnitee or its Affiliates or other related Persons, or the breach of any fiduciary or other duty or obligation (whether arising by Law or contract) of such Holder Indemnitee or its Affiliates to (A) its direct or indirect equity holders, creditors or Affiliates or (B) PubCo, any of its subsidiaries or their respective equity holders, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries, or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s fraud, gross negligence or willful misconduct). Notwithstanding the foregoing, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason (other than by virtue of any exclusions herein), PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.12, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification under this Agreement will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of PubCo or its subsidiaries.
(b)PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred by such Holder Indemnitee in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, or any action or proceeding arising therefrom. PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its designated subsidiary and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee. No Holder Indemnitee shall settle, compromise or consent to any judgement in connection with any Action for which such Holder Indemnitee seeks indemnification under the terms of this Section 5.12, in each case without the written consent of PubCo.
(c)Notwithstanding the foregoing provisions of this Section 5.12, each Holder agrees that, under the Blue Owl Operating Group Partnership Agreements, each Blue Owl Operating Group Entity is an indemnitor of first resort with respect to indemnification of the Indemnified Liabilities for the Persons indemnified thereunder.  Accordingly, each Holder acknowledges and agrees that, if such Holder is entitled to indemnification under the Blue Owl Operating Group Partnership Agreements, such indemnification obligations of the Blue Owl Operating Group Entities are senior and prior to the obligations of PubCo hereunder.

(d)In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute gross negligence, willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.
(e)Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 5.12, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer, director or employee of PubCo or any of its subsidiaries in such capacity as officer, director or employee. Such officers, directors and employees are or will be subject to separate indemnification in such capacity through this Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries.
(f)The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.12 will be in addition to any other rights any such Person may have under any other section of this Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.
PUBCO
BLUE OWL CAPITAL INC.
By:    /s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary
Notice: 399 Park Avenue, 37th Floor
New York, NY 10019
Attn: Neena Reddy
Email: neena.reddy@blueowl.com

[Signature Page to Second Amended and Restated Investor Rights Agreement]

ORC SELLERS:
OWL ROCK CAPITAL FEEDER LLC
By: Owl Rock Capital Partners LP, its Managing Member
By: Owl Rock Capital Partner (GP) LLC, its General Partner
/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Authorized Signatory
Notice: c/o Blue Owl Capital, Inc.
399 Park Avenue, 37th Floor
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan.kirshenbaum@blueowl.com;
neena.reddy@blueowl.com
[Signature Page to Second Amended and Restated Investor Rights Agreement]

ORC SELLERS:

OWL ROCK CAPITAL PARTNERS LP,
in its capacity as the ORC Principal Representative

By: /s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Authorized Signatory
Notice: c/o Blue Owl Capital, Inc.
399 Park Avenue, 37th Floor
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan.kirshenbaum@blueowl.com;
neena.reddy@blueowl.com

[Signature Page to Second Amended and Restated Investor Rights Agreement]

ORC SELLERS:

/s/ Douglas Ostrover
Douglas Ostrover

/s/ Marc Lipschultz
Marc Lipschultz

/s/ Craig Packer
Craig Packer

/s/ Alan Kirshenbaum
Alan Kirshenbaum

Notice: c/o Blue Owl Capital, Inc.
399 Park Avenue, 37th Floor
New York, NY 10022
Attn: Alan Kirshenbaum; Neena Reddy
Email: alan.kirshenbaum@blueowl.com;
neena.reddy@blueowl.com

[Signature Page to Second Amended and Restated Investor Rights Agreement]

DYAL SELLERS:
NEUBERGER BERMAN GROUP LLC
By:    /s/ Anne Brennan
Name:    Anne Brennan
Title:    Chief Financial Officer
Notice: c/o Neuberger Berman Group LLC
                             1290 Avenue of the Americas
New York, NY 10104
Attn: Head of Corporate Development
Email: jacques.lilly@nb.com;
linda.sharaby@nb.com

DYAL CAPITAL SLP LP
By:    /s/ Michael Rees
Name:    Michael Rees
Title:    Authorized Signatory
Notice: c/o Blue Owl Capital, Inc.
399 Park Avenue, 37th Floor
New York, NY 10022
Attn: michael.rees@blueowl.com

With a copy (which shall not constitute a notice) to:
Christopher Ewan and Bret Chrisope
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Email:christopher.ewan@friedfrank.com
bret.chrisope@friedfrank.com

[Signature Page to Second Amended and Restated Investor Rights Agreement]

DYAL SELLERS:

/s/ Michael Rees
Michael Rees

/s/ Sean Ward
Sean Ward

/s/ Andrew Laurino
Andrew Laurino

Notice: c/o Blue Owl Capital, Inc.
399 Park Avenue, 37th Floor
New York, NY 10022
Email: michael.rees@blueowl.com
sean.ward@blueowl.com
andrew.laurino@blueowl.com

With a copy (which shall not constitute a notice) to:
Christopher Ewan and Bret Chrisope
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Email:christopher.ewan@friedfrank.com
bret.chrisope@friedfrank.com

[Signature Page to Second Amended and Restated Investor Rights Agreement]

Exhibit A
Form of Joinder

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Second Amended and Restated Investor Rights Agreement, dated as of April 1, 2025 (the “Agreement”), by and among Blue Owl Capital Inc., a Delaware corporation (“PubCo”), the ORC Sellers (as defined therein), the Dyal Sellers (as defined therein), and the other parties thereto from time to time, as amended from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict-of-law principles that would cause the application of the laws of another jurisdiction. If there is a conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.
The undersigned hereby joins and enters into the Agreement having acquired Registrable Securities (as applicable). By signing and returning this Joinder Agreement to PubCo, the undersigned accepts and agrees to be bound by and subject to the terms and conditions of the Agreement, with all attendant rights, duties and obligations thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by PubCo, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be executed and delivered as of the date first set forth above.
[●]

Name:
[Title:]

Address for Notices:
Attention:

Schedule 2.3(a)(vii)

[***]

[Schedule 2.3(a)(vii) to Investor Rights Agreement]

Schedule 2.3(a)(viii)

[***]